                                                                   EXHIBIT 10.17
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                           STOCK PURCHASE AGREEMENT

                                    between

                                  NEWELL CO.

                                      and

                            PEN-TAB HOLDINGS, INC.

                           Dated as of June 24, 1998

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                               TABLE OF CONTENTS
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   ARTICLE I     PURCHASE AND SALE OF STOCK ....................................   1
             1.1     Stock     Purchase ........................................   1
             1.2     Purchase Price ............................................   1
             1.3     Adjustment to Purchase Price ..............................   1
                     (a)      Purchase Price Adjustment ........................   1
                     (b)      Closing Statement of Net Working Capital .........   2
                     (c)      Buyer's Review of Preliminary Closing Statement ..   2
                     (d)      Seller's Response to Buyer's Letter ..............   2
                     (e)      Meeting to Resolve Proposed Adjustments ..........   3
                     (f)      Arbitration of Disputed Purchase Price Adjustments   3
                     (g)      Notices Relating to the Closing Statement ........   4
                     (h)      Payment and Interest .............................   4
             1.4     Intercompany Obligations ..................................   4
   ARTICLE 11        CLOSING ...................................................   5
             2.1     Time and Place ............................................   5
             2.2     Deliveries by Seller ......................................   5
             2.3     Deliveries by Buyer .......................................   5
   ARTICLE III       REPRESENTATIONS AND WARRANTIES ............................   5
             3.1     Representations and Warranties of Seller ..................   5
                     (a)      Due Organization of Stuart Hall ..................   6
                     (b)      Due Organization and Power of Seller .............   6
                     (c)      Authorization and Validity of Agreements .........   6
                     (d)      Subsidiaries .....................................   6
                     (e)      Capitalization of Stuart Hall ....................   6
                     (f)      No Conflict ......................................   7
                     (g)      Financial Statements .............................   7
                     (h)      Tax Matters ......................................   7
                     (i)      Title to Personal Properties; Liens and Encumbrances;
                              No Other Interests ...............................   9
                     (j)      Business Contracts ...............................  10
                     (k)      Legal Proceedings ................................  10
                     (1)      Government Licenses, Permits and Related Approvals  10
                     (m)      Conduct of Business in Compliance with Regulatory
                              Requirements .....................................  10
                     (n)      Labor Matters ....................................  10
                     (o)      Intellectual Property ............................  11
                     (p)      Employee Benefit Plans ...........................  11
                     (q)      Undisclosed Liabilities ..........................  12
                     (r)      Environmental Matters ............................  12
                     (s)      Absence of Changes ...............................  14
                     (t)      Leased Real Property .............................  14
                     (u)      Insurance ........................................  15
                     (v)      Company Transactions .............................  15
                     (w)      Sufficiency of Assets ............................  15
                     (x)      Transactions with Affiliates .....................  15
                     (y)      No Other Representations or Warranties ...........  15
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            3.2      Representations and Warranties of Buyer ...................  15
                     (a)      Due Organization and Power .......................  15
                     (b)      Authorization and Validity of Agreements .........  15
                     (c)      No Conflict ......................................  16
                     (d)      Brokers, Finders. etc ............................  16
                     (e)      Commitment Letters ...............................  16
            3.3      Supplements to Schedules ..................................  16

   ARTICLE IV        PRE-CLOSING COVENANTS .....................................  16
            4.1      Access to Information Concerning Properties and Records;
                     Confidentiality.......................................... .  16
            4.2      Conduct of the Business Prior to the Closing Date .........  17
                     (a)      Ordinary Course ..................................  17
                     (b)      Changes in Compensation ..........................  17
                     (c)      Assets ...........................................  17
                     (d)      Capital Stock ....................................  17
                     (e)      Dividends ........................................  17
                     (f)      Capital Expenditures .............................  17
                     (g)      Liens ............................................  18
                     (h)      Accounting Practices .............................  18
                     (i)      Constituent Documents ............................  18
                     (j)      Taxes ............................................  18
                     (k)      Other ............................................  18
            4.3      Preservation of Business ..................................  18
            4.4      Authorizations ............................................  18
            4.5      Cash Management ...........................................  18
            4.6      Intercompany Services and Products ........................  18
            4.7      Further Actions ...........................................  19
            4.8      Exclusivity ...............................................  19
            4.9      Buyer's Financing .........................................  19
            4.10     Customer Confirmation .....................................  20
            4.11     Release From Lease ........................................  20
            4.12     Commitment Letters ........................................  20
            4.13     Miscellaneous .............................................  20

   ARTICLE V         CONDITIONS PRECEDENT ......................................  21
            5.1      Conditions Precedent to Obligations of Parties ............  21
                     (a)     Antitrust Laws ....................................  21
                     (b)     No Injunction .....................................  21
                     (c)     Governmental Authority Consents ...................  21
                     (d)     Third Party Consents ..............................  21
                     (e)     Financing .........................................  21
            5.2      Conditions Precedent to Obligation of Buyer ...............  22
                     (a)     Accuracy of Representations and Warranties ........  22
                     (b)     Performance of Agreements .........................  22
                     (c)     Certificates ......................................  22
                     (d)     Ancillary Agreements ..............................  22
                     (e)     Release of Liens ..................................  22
                     (f)     Proceedings .......................................  22
                     (g)     Transactions with Affiliates ......................  23
                     (h)     Additional Matters ................................  23
                     (I)     Material Adverse Change ...........................  23
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            5.3      Conditions Precedent to the Obligation of Seller ..........  23
                     (a)     Accuracy of Representations and Warranties ........  23
                     (b)     Performance of Agreements .........................  23
                     (c)     Certificates ......................................  23
                     (d)     Payment of 33% of Stay Bonuses ....................  23

   ARTICLE VI        PROVISIONS AS TO TAX MATTERS ..............................  24
            6.1      Certain Tax Matters .......................................  24
                     (a)     Preparation and Filing of Tax Returns .............  24
                     (b)     Payment of Taxes ..................................  24
                     (c)     Carryforwards and Carrybacks ......................  24
                     (d)     Refunds ...........................................  24
            6.2      Tax Indemnification .......................................  25
                     (a)     Seller Indemnification ............................  25
                     (b)     Buyer Indemnification .............................  25
                     (c)     Determining Liability for Taxes ...................  25
                     (d)     Indemnification for Post-Closing Transactions .....  25
            6.3      Contest Provisions ........................................  25
            6.4      Section 338 Elections and Forms ...........................  25
            6.5      Audits ....................................................  26
            6.6      Cooperation ...............................................  26

   ARTICLE VII       LABOR MATTERS, EMPLOYEE RELATIONS AND BENEFITS ............  26
            7.1      Offers of Employment ......................................  26
            7.2      Participating in Buyer's Retirement Plans .................  27
            7.3      Health and Welfare Plans ..................................  27
            7.4      No Rights or Remedies .....................................  27
            7.5      Indemnification ...........................................  27

   ARTICLE VIII      SURVIVAL AND INDEMNIFICATION ..............................  27
            8.1      Survival ..................................................  27
            8.2      Indemnification Provisions for the Benefit of Buyer .......  28
            8.3      Indemnification Provisions for the Benefit of Seller ......  28
            8.4      Matters Involving Third Parties ...........................  28
            8.5      Adjustments ...............................................  29
            8.6      Exclusive Remedy ..........................................  29
            8.7      Payment and Interest ......................................  29

   ARTICLE IX        OTHER POST-CLOSING COVENANTS ..............................  30
            9.1      Post-Closing Accounting Cooperation .......................  30
            9.2      Transfer Taxes ............................................  30
            9.3      Further Actions ...........................................  30
            9.4      Subsequent Access .........................................  30
            9.5      Payment of Remainder of Stay Bonuses ......................  30
            9.6      Confidentiality ...........................................  30
                     (a)      By Seller ........................................  30
                     (b)      By Buyer .........................................  30
                     (c)      Exceptions .......................................  30
            9.7      Buyer's Financing .........................................  31
            9.8      Nonsolicitation ...........................................  31
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ARTICLE X         MISCELLANEOUS ................................................  31
         10.1     Termination ..................................................  31
                  (a)    General ...............................................  31
                  (b)    Procedure Upon Termination ............................  32
                  (c)    Survival of Certain Provisions ........................  32
         10.2     Fees and Expenses ............................................  32
         10.3     Notices ......................................................  32
         10.4     Entire Agreement .............................................  33
         10.5     Binding Effect; Benefit ......................................  33
         10.6     Assignability ................................................  33
         10.7     Amendment and Modification; Waiver ...........................  34
         10.8     Public Announcements .........................................  34
         10.9     Interpretation ...............................................  34
         10.10    Counterparts .................................................  35
         10.11    Applicable Law ...............................................  35
         10.12    Severability of Provisions ...................................  35
         10.13    Time is of the Essence .......................................  35
         10.11    Applicable Law ...............................................  35
         10.12    Severability of Provisions ...................................  35
         10.13    Time is of the Essence .......................................  35
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                                   SCHEDULES
                                   ---------

    Schedule 1.3(a)(i)(A)     Excluded Liabilities
    Schedule 1.3(a)(i)(B)     Exceptions to GAAP
    Schedule 1.3(a)(ii)       Peg Statement
    Schedule 3.1(e)(i)        Capitalization of Stuart Hall
    Schedule 3.1(e)(ii)       Stock Options
    Schedule 3.1(f)(i)        Seller's Knowledge
    Schedule 3.1(f)(ii)       No Conflict (Seller)
    Schedule 3.1(f)(iv)       Consents
    Schedule 3.1(g)(i)        Financial Statements
    Schedule 3.1(g)(i)(ii)    1998 Monthly Unaudited Financial Statements
    Schedule 3.1(g)(iii)      Financial Matters
    Schedule 3.1(h)(v)        Tax Matters; Filing Extensions
    Schedule 3.1(h)(vi)       Tax Matters; Waivers or Extensions to Statute
                              of Limitations
    Schedule 3.1(h)(vii)      Tax Matters; Deficiency or Claim
    Schedule 3.1(h)(viii)     Tax Matters; Audits
    Schedule 3.1(i)           Permitted Liens
    Schedule 3.1(j)(i)        Contracts
    Schedule 3.1(j)(ii)       Contracts - Exceptions
    Schedule 3.1(k)           Legal Proceedings
    Schedule 3.1(1)           Government Licenses
    Schedule 3.1(n)           Labor Matters
    Schedule 3.1(o)(i)        Intellectual Property
    Schedule 3.1(o)(ii)       Intellectual Property - Exceptions
    Schedule 3.1(p)           Employee Benefits Matters
    Schedule 3.1(r)(i)        Environmental Matters; Required Environmental
                              Permits
    Schedule 3.1(r)(ii)       Environmental Matters; Laws
    Schedule 3.1(s)(i)        Absence of Changes
    Schedule 3.1(s)(ii)       Hiring of Key Employees
    Schedule 3.1(t)(ii)(A)    Leases
    Schedule 3.1(t)(ii)(B)    Landlord Consents
    Schedule 3.1(t)(iii)      Subleases
    Schedule 3.1(y)           Transactions with Affiliates
    Schedule 3.2(c)           No Conflict (Buyer)
    Schedule 3.2(c)(i)        Buyer's Knowledge
    Schedule 3.2(e)           Commitment Letters
    Schedule 4.2              Conduct of the Business Prior to Closing
    Schedule 4.13(c)          Indebtedness
    Schedule 5.1(d)           Third Party Consents
    Schedule 5.2(d)           Canadian Assets and Liabilities
    Schedule 5.2(e)           Release of Liens
    Schedule 5.2(f)           Proceedings
    Schedule 5.2(g)           Termination of Transactions with Affiliates
    Schedule 5.3(d)           Stay Bonuses

                                   EXHIBITS
                                   --------

   Exhibit A      Transition Services Agreement
   Exhibit B      Canadian Asset Agreement
   Exhibit C      Terms of Comfort Letter of Seller's Accountants for
                  Rule 144A Offering
   Exhibit D      KC Lease Assignment

                          STOCK PURCHASE AGREEMENT
                          ----- -------- ---------

             This STOCK PURCHASE AGREEMENT (this "Agreement "), dated as of June
                                                  ---------
    24, 1998, is between Pen-Tab Holdings, Inc., a corporation organized and existing under the laws of the Commonwealth of Virginia ("Buyer"), and
                                                              -----
    NEWELL CO., a corporation organized and existing under the laws of the State of Delaware ("Seller").
                  ------
            Seller, through its wholly-owned subsidiary STUART HALL COMPANY, INC., a Missouri corporation ("Stuart Hall"), is engaged in the design,
                                   -----------
    manufacture, marketing and sale of stationery products, consisting of wireless and wirebound notebooks/notepads, softside organizers and planners, two pocket portfolios, pencil pouches, letterhead stationery, envelopes and fine stationery (the "Business").
                          --------

            Buyer desires to purchase, and Seller desires to sell, 100% of the outstanding shares of stock of Stuart Hall, upon the terms and subject to the conditions set forth herein.

            The parties hereto agree as follows:

                                   ARTICLE I
                          PURCHASE AND SALE OF STOCK

             1.1 Stock Purchase. Upon the terms and subject to the conditions of
                 --------------
    this Agreement, at the Closing (as defined in Section 2.1), Seller shall sell, and Buyer shall purchase, all of the capital stock (the "Stock") of Stuart Hall.

             1.2 Purchase Price. In consideration for the sale and transfer of
                 --------------
    the Stock, on the Closing Date (as defined in Section 2.1) Buyer shall pay to Seller by wire transfer in immediately available funds an aggregate amount equal to $107,000,000 (the "Stock Purchase Price").
                                       --------------------

             1.3 Adjustment to Purchase Price.
                 ---------- -- -------- -----

             (a) Purchase Price Adjustment. Any amounts payable under this
                 -------------------------
    Section 1.3(a) will be paid within five Business Days following the date on which the Final Closing Statement is finalized. The "Adjusted Purchase Price" means the Stock Purchase Price minus the amount, if any, by which the
                                          -----
    Net Working Capital of Stuart Hall on the Peg Statement of Net Working Capital (the "Peg Statement") at December 31, 1997 ("Peg Net Working
                  -------------                          ---------------
    Capital") exceeds the Net Working Capital of Stuart Hall as of the close of
    -------
    business on the Closing Date as shown on the Final Closing Statement (the "Closing Net Working Capital") or plus the amount, if any, by which the
     ---------------------------      ----
    Closing Net Working Capital exceeds the Peg Net Working Capital. If the Stock Purchase Price is greater than the Adjusted Purchase Price, Seller will pay the difference to Buyer. If the Adjusted Purchase Price is greater than the Stock Purchase Price, Buyer will pay the difference to Seller. For purposes of this Agreement, "Net Working Capital" means the excess of the
                                 -------------------
    current assets (other than cash and cash equivalents) of Stuart Hall as of the close of business on the date of determination over the current liabilities (other than the liabilities set forth on Schedule 1.3(a)(i)(A)) of Stuart Hall as of the close of business on the date of determination. Closing Net Working Capital shall be prepared using the same principles, practices, procedures, policies, computational methods and assumptions including GAAP (subject to the exceptions described in Schedule 1.3(a)(i)(B)) as those used in determining Peg Net Working Capital. Closing Net Working Capital shall include the same categories of current assets and current liabilities as the Peg Net Working Capital. The Peg Statement is attached hereto as Schedule 1.3(a)(ii).

             (b) Closing Statement of Net Working Capital. On or immediately
                 ----------------------------------------
    prior to the Closing Date, Seller and its Accountants will conduct an audit (including a physical inventory that Buyer and its Accountants may observe) of Stuart Hall using the same principles, practices, procedures, policies, computational methods and assumptions including GAAP as those used in determining the Peg Net Working Capital. Within 90 days following the Closing Date, Seller will prepare and deliver to Buyer a statement of Net Working Capital as of the close of business on the Closing Date (the "Preliminary Closing Statement"). The Preliminary Closing Statement, as it
    ------------------------------
    may be modified pursuant to Sections 1.3(c) - (g) to become the final statement of Net Working Capital as of the close of business on the Closing Date (the "Final Closing Statement"), will set forth a calculation of
               -----------------------
    Closing Net Working Capital. Any dispute, controversy or claim arising out of or relating to the Preliminary Closing Statement and the Final Closing Statement (each, a "Dispute") will be resolved in accordance with Sections
                         -------
    1.3(c) - (g). In connection with preparing the Preliminary Closing Statement and the Final Closing Statement, Buyer will, and will cause its Accountants to, give Seller and its representatives access to the books, records and accounts of Stuart Hall that have been transferred to Buyer. For purposes of this Section 1.3, "Accountants" means, in the case of Buyer, Deloitte &
                       -----------
    Touche LLP, and means, in the case of Seller, Arthur Andersen LLP.

             (c) Buyers Review of Preliminary Closing Statement. Buyer will have
                 ----------------------------------------------
    25 days following receipt to review and respond to the Preliminary Closing Statement, during which period Seller will grant Buyer and its Accountants reasonable access during normal business hours to the accounting work papers of Seller's Accountants relating to the preparation of the Financial Statements, including any accounting working papers or schedules prepared by Seller or its Accountants with respect to the Preliminary Closing Statement. Buyer and its Accountants will sign a customary accountants' letter required by Seller's Accountants prior to a review of Arthur Andersen's work papers. If, within such 25-day period, Buyer has not delivered to Seller a written letter ("Buyer's Letter") setting forth in reasonable detail any proposed
             --------------
    adjustment to the Preliminary Closing Statement and the basis for such adjustment (including a specific dollar amount and accompanied by a reasonably detailed explanation), the Preliminary Closing Statement will be the Final Closing Statement. Any amount set forth in the Preliminary Closing Statement as to which Buyer has not objected and proposed an adjustment (in a specific dollar amount and accompanied by a reasonably detailed explanation) in Buyer's Letter will be deemed to be accepted and will become part of the Final Closing Statement.

             (d) Seller's Response to Buyers Letter. Seller will have 25 days
                 ----------------------------------
    following receipt to review and respond to Buyer's Letter. If, within such 25-day period, Seller has not delivered to Buyer a written letter ("Seller's
                                                                        --------
    Letter") setting forth in reasonable detail its objection to any proposed
    ------
    adjustment in Buyer's Letter and the basis for such objection, the proposed adjustment will be deemed to be accepted, and any amount set forth in Buyer's Letter as to which Seller has not objected and proposed an adjustment (in a specific dollar amount and accompanied by a reasonably detailed explanation) in Seller's Letter will be deemed to be accepted and will become part of the Final Closing Statement.

            (e) Meeting to Resolve Proposed Adjustment . As soon as reasonably
                --------------------------------------
    practicable following the periods provided in Sections 1.3(c) and (d), but in any event no later than 15 days after Sellers delivery of Seller's Letter, the parties will meet and endeavor to resolve the unaccepted adjustments in Buyer's Letter. If the parties reach agreement on such adjustments, the Final Closing Statement will be the Preliminary Closing Statement, modified to reflect the adjustments accepted pursuant to Section 1.3(c) and those otherwise mutually resolved by the parties.

            (f) Arbitration of Disputed Purchase Price Adjustments.
                ---------------------------------------------------

                     (i) If the parties do not resolve to their mutual
            satisfaction all disputed adjustments relating to the Preliminary Closing Statement described in Buyer's Letter and Seller's Letter within 25 days following the periods provided in Sections 1.3(c) and
            (d), any remaining disputed adjustments will be settled by arbitration by a three-member arbitration panel (the "Panel") in
                                                                  -----
            accordance with the Center for Public Resources ("CPR") Rules for
                                                              ---
            Non-Administered Arbitration of Business Disputes, as modified by the provisions set forth in clauses (ii) - (vii) below. The parties will each separately appoint to the Panel an arbitrator selected from a panel of CPR neutrals in Chicago, Illinois with relevant experience in mergers and acquisitions and such arbitrators shall jointly appoint a third arbitrator from a nationally recognized accounting firm other than Arthur Andersen LLP, Deloitte & Touche LLP or Ernst & Young LLP, located in Chicago, Illinois.

                     (ii) The parties will furnish the Panel with a copy of this
            Agreement, the Peg Statement, the Preliminary Closing Statement, Buyer's Letter, Seller's Letter and any other relevant correspondence between them. Each party will also give the Panel access to the Books and Records of Stuart Hall, as well as any accounting work papers or other schedules relating to the preparation of the Preliminary Closing Statement, Buyer's Letter and Seller's Letter. There will be no other discovery during the arbitration.

                     (iii) Within 25 days of submitting the disputed adjustments to the Panel pursuant to Section 1.3(f)(i), Buyer and Seller will provide to the Panel and to each other a copy of a written submission setting forth its position with respect to each item in dispute that is described in Buyer's Letter and Seller's Letter. Within 25 days thereafter, each party may provide to the Panel and to each other a written rebuttal, which will be limited to addressing the points raised in the opposing party's initial written submission. No additional written submission will be made to the Panel unless specifically requested by the Panel. No party will be required to disclose any information protected by the attorney-client privilege, attorney work product doctrine or other applicable privilege.

                     (iv) After receiving the written submissions, rebuttal
            responses, if any, and any other written information pursuant to
            Section 1.3(f)(iii), the Panel will promptly schedule a date to interview persons designated by each party to present that party's position. Such interviews will take place in Chicago, Illinois. The interviews will be held on at least seven days' notice to each party, and each party, its counsel and other advisors may be present and participate in any questioning at such interviews. The interviewing process will last no more than five days in the aggregate. The scope of the interviews shall be limited to any issues raised by Buyer's Letter or Seller's Letter.

                     (v) The arbitration will be limited to (A) reviewing the
             amounts properly placed in dispute by Buyer's Letter and Seller's Letter pursuant to Sections 1.3(c) and (d); (B) reviewing the parties' written submissions described in Section 1.3(f)(iii); (C) considering the interviews described in Section 1.3(f)(iv), (D) applying GAAP on a basis consistent with the Peg Statement to determine the proper amount for each disputed adjustment, provided that such amount must fall within the range set by Seller's proposed amount in the Preliminary Closing Statement and Buyer's proposed adjustment in Buyer's Letter; (E) preparing the Final Closing Statement showing the Net Working Capital, which will include those amounts in the Preliminary Closing Statement accepted by Buyer pursuant to Section 1.3(c), Buyer's proposed adjustments accepted by Seller pursuant to Section 1.3(d) or otherwise mutually resolved by the parties, and those amounts determined by the Panel pursuant to subparagraph (D) hereof; and (F) calculating the Adjusted Purchase Price. The Panel will be instructed to resolve issues in a manner consistent with the provisions of this Agreement.

                     (vi) The Panel will complete its preparation of the Final
             Closing Statement and calculation of the Adjusted Purchase Price within 25 days of the final interview conducted pursuant to Section 1.3(f)(iv) and will deliver a copy of the Final Closing Statement and the Adjusted Purchase Price to Seller and Buyer, together with a report setting forth each disputed adjustment, the Panel's determination with respect thereto, and a statement of the Panel's reasons for such determination. The Panel's determinations will be conclusive and binding upon the parties.

                     (vii) The Panel's decision will be entered and enforced in any court of competent jurisdiction. Each party will pay 50% of the fees, costs and expenses of the arbitration.

             (g) Notices Relating to the Closing Statement. Each party will
                 -----------------------------------------
    deliver all notices and other communications under this Section 1.3 in accordance with Section 10.3.

             (h) Payment and Interest. Any payment required to be made by Seller
                 --------------------
    or Buyer pursuant to Section 1.3(a) shall be (i) made by wire transfer of immediately available funds pursuant to written instructions provided by the party that is to receive payment pursuant to Section 1.3(a) and (ii) bear interest from the Closing Date through the date of payment on the basis of the average daily rate of interest publicly announced by The Northern Trust in Chicago, Illinois from time to time as its base rate from the Closing Date to the date of such payment.

             1.4 Intercompany Obligations.
                 ------------------------

             (a) Seller maintains, and until the Closing Date will maintain, certain intercompany payables and intercompany receivables (the "Intercompany Accounts") reflecting indebtedness or other liabilities to or
     ---------------------
    from Stuart Hall, on the one hand, and Seller or any of its other affiliates, as defined in Rule 405 promulgated under the Securities Act of 1933, as amended (each, an "Affiliate") on the other.

             (b) If, as of the Closing Date, the Net Intercompany Debt (as defined below) in the Intercompany Accounts consists of a net indebtedness
                          ---------------------
    of Stuart Hall to Seller or its Affiliates, Seller shall, prior to or simultaneously with the Closing, contribute or cause to be contributed such Net Intercompany Debt in the Intercompany Accounts to Stuart Hall, or, if not contributed will, prior to or simultaneously with the Closing, cause such Net Intercompany Debt in the Intercompany Accounts to be settled or to be eliminated in some other manner. If, as of the Closing Date, the Net Intercompany Debt in the Intercompany Accounts consists of a net indebtedness of Seller or its Affiliates to Stuart Hall, Seller shall, prior to or simultaneously with the Closing, cause Stuart Hall to cancel or dividend an amount equal to such indebtedness to Seller or its Affiliates. As used herein, the term "Net Intercompany Debt" shall mean the difference
                              ---------------------
    between (i) all intercompany liabilities of Stuart Hall to Seller or its Affiliates in the Intercompany Accounts and (ii) the sum of all intercompany receivables due to Stuart Hall from Seller or its Affiliates in the Intercompany Accounts.

                                    ARTICLE 11
                                     CLOSING

            2.1 Time and Place. Unless this Agreement shall have been terminated
                --------------
    or the transactions herein contemplated shall have been abandoned, each pursuant to Section 10.1, the closing with respect to the purchase and sale of the Stock (the "Closing") shall take place, subject to the provisions of
                       -------
    Article V, at the offices of Schiff Hardin & Waite, 7300 Sears Tower, Chicago, Illinois 60606, at 10:00 a.m. on August 24, 1998, in accordance with Section 10.1 (a)(ii), or such other place, time and date as the parties may agree. The actual date of the Closing is herein referred to as the "Closing Date."
         ------------

            2.2 Deliveries by Seller. At the Closing, upon the terms and subject
                --------------------
    to the conditions of this Agreement, Seller shall deliver to Buyer:

            (a) certificates representing 100% of the outstanding capital stock of Stuart Hall, duly endorsed, or accompanied by stock powers duly executed with all necessary stock transfer stamps attached thereto and canceled;

            (b) a duly executed copy of each of the Ancillary Agreements (as defined in Section 5.2(d)); and

            (c) the other documents to be delivered pursuant to Sections 5.1(d), 5.1(f) and 5.2.

            2.3 Deliveries by Buyer.  At the Closing, upon the terms and subject
                -------------------
    to the conditions of this Agreement, Buyer shall deliver to Seller:

            (a) the Stock Purchase Price, in immediately available funds by wire transfer to an account designated by Seller prior to the Closing;

            (b) a duly executed copy of each of the Ancillary Agreements; and

            (c) the certificates and other documents to be delivered pursuant to
    Section 5.3 hereof.

                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES

            3.1 Representations and Warranties of Seller. Seller represents and
                ----------------------------------------
    warrants to Buyer as follows:

             (a) Due Organization of Stuart Hall. Stuart Hall is a corporation
                 -------------------------------
    duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Stuart Hall (i) has the requisite power and authority to own, lease and operate its properties and assets and to conduct its business as it is now being conducted and (ii) to the extent that the concept of good standing exists in the relevant jurisdiction, is in good standing and is duly qualified to transact business in each jurisdiction in which the nature of property owned, leased or operated by it or the conduct of its business requires it to be so qualified, except, in each case, where the failure to be so qualified or to be in good standing would not have a Material Adverse Effect. For purposes of this Agreement, the phrase "Material Adverse Effect" means, with respect to the Seller or
                -----------------------
    the Business, a material adverse effect on (x) the business, assets, liabilities or financial condition of the Business taken as a whole or (y) the ability of Seller to perform its obligations hereunder or under the Ancillary Agreements and, with respect to the Buyer, to perform its obligations hereunder or under the Ancillary Agreements. Complete and correct copies of the respective constituent documents of Stuart Hall, as amended and in effect as of the date hereof, have been made available to Buyer.

             (b) Due Organization and Power of Seller. Seller is a corporation
                 ------------------------------------
    duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to enter into this Agreement and the Ancillary Agreements (as defined in Section 5.2(d) and together with this Agreement, the "Transaction
                                                                     -----------
    Agreements") to which it is a party and to consummate the transactions
    ----------
    contemplated hereby and thereby and perform its obligations hereunder and thereunder.

             (c) Authorization and Validity of Agreements. The execution,
                 ----------------------------------------
    delivery and performance, as applicable, by Seller of the Transaction Agreements and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, and no other corporate action on its part is necessary for the execution, delivery and performance by it of the Transaction Agreements and the consummation by it of the transactions contemplated hereby and thereby. This Agreement has been, and at the Closing each of the Ancillary Agreements will be, duly executed and delivered by Seller. This Agreement is, and at the Closing each of the Ancillary Agreements will be, the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equity principle.

             (d) Subsidiaries.  Stuart Hall has no subsidiaries.
                 ------------

             (e) Capitalization of Stuart Hall. Schedule 3.1(e)(i) sets forth
                 -----------------------------
    for Stuart Hall the authorized capital stock and the number of shares of outstanding capital stock. All of the outstanding shares of capital stock of Stuart Hall have been validly issued, are fully paid and nonassessable, and are owned by Seller free and clear of all Liens other than Permitted Stock Liens. Except as set forth on Schedule 3.1(e)(ii), there are no outstanding or authorized options, warrants, calls, rights, stock appreciation rights or other rights, commitments, interests of any character relating to the sale or issuance of any shares of capital stock of Stuart Hall. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of capital stock of Stuart Hall.

             (f) No Conflict. The execution, delivery and performance by Seller
                 -----------
    of the Transaction Agreements and the consummation by Seller of the transactions contemplated hereby and thereby, do not and will not, (i) to the actual knowledge of the officers of Seller set forth on Schedule 3.1
    (f)(i) ("Seller's Knowledge"), violate any provision of Federal, state,
             ------------------
    local or foreign law, rule, regulation, order, injunction, judgment or decree (each, a "Law") applicable to Stuart Hall or to which the Business is
                     ---
    subject; (ii) except as set forth on Schedule 3.1(f)(ii), require any consent or approval of, or filing with or notice to, any governmental authority whether foreign, federal, state, local or other political subdivision or agency of any of the foregoing ("Governmental Authority")
                                                    ----------------------
    under any material provision of Law applicable to Stuart Hall; (iii) violate any provision of the charter or by-laws of Stuart Hall; or (iv) except as set forth on Schedule 3.1(f)(iv), require any consent, approval or notice under, or result in the breach, lapse, cancellation or termination of, or constitute a default under, or result in the acceleration of any right or obligation of or the performance by Stuart Hall under any material indenture, lease, license, agreement, or other instrument to which Stuart Hall is a party or by which Stuart Hall, or any of its assets, is bound or encumbered.

             (g) Financial Statements. Seller has previously delivered to Buyer
                 --------------------
    the audited financial statements for Stuart Hall at and for the fiscal years ended December 31, 1995, December 31, 1996 and December 31, 1997, which such financial statements include for each such year the balance sheets, statements of income, changes in shareholders' equity and cash flow (the "Financial Statement"), a copy of which is included in Schedule 3.1(g)(i),
     -------------------
    the unaudited balance sheets, statements of assets and statements of income of Stuart Hall at and for the months ended January 31, 1998, February 28, 1998, March 31, 1998, April 30, 1998 and May 31, 1998, respectively, and the statements of income of Stuart Hall for the periods beginning on January 1, 1998 and ending on January 31, 1998, February 28, 1998, March 31, 1998, April 30, 1998 and May 31, 1998, respectively (the balance sheet of Stuart Hall at May 31, 1998 being hereinafter referenced as the "1998 Balance
                                                              ------------
    Sheet"), copies of which are included in Schedule 3.1(g)(ii). Except as
    -----
    described in Schedule 3.1 (g)(i), the Financial Statements were prepared on a basis consistent with United States Generally Accepted Accounting Principles ("GAAP") and are complete and correct in all material respects. Except as set forth in Schedule 3.1(g)(iii), the books, records and accounts of Seller relating to the Business and Stuart Hall (the "Books and
                                                                      ---------
    Records") accurately and fairly reflect, in reasonable detail, all material
    -------
    transactions and all material items of income and expense, assets and liabilities and accruals relating to the Business.

             (h) Tax Matters.
                 -----------

                      (i) To Sellers Knowledge, Seller, Stuart Hall, and any
             affiliated group (within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code") or similar
                                                             ----
             group under state, local or other applicable law of which Stuart Hall is or has been a member ("Affiliated Group") have filed, or
                                            ----------------
             caused to be filed, in a timely manner all Tax Returns (as defined below) required to be filed by Seller, Stuart Hall or any such Affiliated Group, and all such Tax Returns are complete and correct in all respects.

                      (ii) To Seller's Knowledge, all Taxes (as defined below)
             due and payable (whether or not shown on any Tax Return) from Stuart Hall or any Affiliated Group have been timely paid in full or are not yet delinquent.

             (iii) To Seller's Knowledge, Stuart Hall and any Affiliated Group have complied with all applicable laws relating to the withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Section 1441 and 1442 of the Code or similar provisions under any foreign laws), and have, within the time and in the manner prescribed by such laws, withheld and paid over to the proper Governmental Authorities all amounts required to be so withheld and paid over under all such applicable laws and has, within the time and within the manner prescribed by such laws, filed all Tax Returns with respect to such withholding.

             (iv) To Seller's Knowledge, except for ad valorem Taxes and real and personal property Taxes not yet delinquent, there are no Liens for Taxes upon any assets of Stuart Hall.

             (v) Except as set forth on Schedule 3.1(h)(v), neither Stuart Hall nor any Affiliated Group have requested, nor has any person requested on behalf of either of them, any extension of time within which to file any Tax Return in respect of any taxable year which has not since been filed.

             (vi) Except as set forth on Schedule 3.1(h)(vi), there are no outstanding waivers or extensions of time regarding the application of the statute of limitations with respect to any Taxes of Stuart Hall or any Affiliated Group or Tax Returns required to be filed by Stuart Hall or any Affiliated Group.

             (vii) Except as set forth on Schedule 3.1(h)(vii), no deficiency or claim has been formally asserted, assessed or threatened with regard to any Taxes of Stuart Hall or any Affiliated Group which has not been received and paid in full.

             (viii) Except as set forth on Schedule 3.1(h)(viii), no audits or other administrative proceedings or court proceedings are pending and no written notification of such proceedings has been received by Stuart Hall or any Affiliated Group with regard to any Taxes of Stuart Hall or such Affiliated Group or Tax Returns required to be filed by Stuart Hall or any Affiliated Group.

             (ix) Except for leases of personal property by or to Stuart Hall, Stuart Hall is not a party to, is not bound by, and has no obligation under, any contract providing for the allocation or sharing of Taxes.

             (x) No power of attorney has been granted with respect to any matter relating to Taxes of Stuart Hall or any Affiliated Group which is currently in force.

             (xi) Stuart Hall is not a party to any contract that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code and has not made any such payments since July 8, 1992.

             (xii) Stuart Hall has been a member of the Affiliated Group (within the meaning of Section 1504 of the Code) of which Seller is the common parent since July 8, 1992.

                     (xiii) No property of Stuart Hall is property that Stuart
            Hall or any party is or will be required to treat as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Code (as in effect before amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Section 168(f) of the Code.

                     (xiv) Neither Stuart Hall nor any Affiliated Group has
            agreed to make, or is required to make, any adjustment under Section 481(a) of the Code.

                     (xv) Neither Stuart Hall nor any Affiliated Group has
            participated in or cooperated with an international boycott within the meaning of Section 999 of the Code.

                     (xvi) Seller has provided or made available to Buyer or its representatives (i) complete and correct copies of the relevant portions of the consolidated federal income Tax Returns relating to Stuart Hall and filed by or including Seller for the taxable periods ended December 31, 1996, and will provide such for the taxable periods ended on December 31, 1997 as soon as practicable after such are completed, (ii) complete and correct copies of relevant portions of the state, local and foreign income Tax Returns relating to Stuart Hall for the taxable periods ended December 31, 1996, and will provide such for the taxable periods ended on December 31, 1997 as soon as practicable after such are completed, and (iii) all examination reports, closing agreements and statements of deficiencies, if any, relating to the audit of such Tax Returns or relevant portions thereof by the IRS or the relevant state, local or foreign taxing authorities. Seller has indicated on Schedule 3.1
            (h)(viii) those Tax Returns which have been audited and those which are currently the subject of audit.

                     (xvii) For purposes of this Agreement, "Taxes" shall mean
                                                             -----
            and include all taxes, charges, fees, duties, levies, penalties or other assessments imposed by any federal state, local or foreign authority, including, but not limited to, income, gross receipts, excise, property, sales, gains, use, license, capital stock, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto (whether or not disputed); and "Tax Returns" shall mean and
                                                    -----------
            include all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms or information returns or claims for refunds relating to Taxes or other written information required to be supplied to any taxing Governmental Authority in connection with Taxes (including any amended Tax Returns).

           (i) Title to Personal Properties; Liens and Encumbrances; No Other
               --------------------------------------------------------------
    Interests. Other than with respect to real property which is addressed in
    ---------
    Section 3.1(t), to Seller's Knowledge, Stuart Hall or an Affiliate thereof has good and marketable title to all of the material properties and assets, tangible or intangible, reflected in the 1998 Balance Sheet, free and clear of all Liens, except (i) as set forth on Schedule 3.1(i), (ii) Liens that do not affect the use thereof in any material respect, (iii) statutory Liens securing payments not yet due and payable, due but not yet delinquent, or being tested in good faith by appropriate proceedings, for which there are reserves, (iv) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business, and (v) original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business ("Permitted Liens"). Each tangible asset that constitutes material
      ----------------
    operating
    equipment is in satisfactory operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

             (j) Business Contracts. Schedule 3.1(j)(i) sets forth, as of the
                 ------------------
    date hereof, each contract, maintenance and service agreement, purchase order, and purchase commitment for raw materials, goods and other services, advertising and promotional agreement, lease, license, shipping agreement, agreement with a finished goods supplier, and collective bargaining agreement (i) that relate to the Business, and (ii) to which Stuart Hall or an Affiliate thereof is a party or by which the assets of the Business are bound, which (A) require any party thereto to pay an amount (whether in a lump sum or in a series of installments) in excess of $250,000 annually, (B) provides for a surety, cosigner, endorser, guaranty or indemnity by Stuart Hall of any obligation or liability in excess of $250,000, contingent or otherwise, or (C) has a stated term in excess of one year, requires any party thereto to pay an amount (whether in a lump sum or in a series of installments) in excess of $250,000 annually, except for purchase orders and commitments, sales contracts, and similar agreements in the ordinary course of business (each, a "Business Contract"). Except as set forth on Schedule
                          -----------------
    3.1(j)(ii), each Business Contract is in full force and effect and is a legal and valid contract or agreement, binding on Stuart Hall and, to Seller's Knowledge, each other party thereto. There is no material breach or default by Stuart Hall (or, to Seller's Knowledge, any event which, with notice or lapse of time or both, could constitute a material breach or default) by Stuart Hall or, to Seller's Knowledge, by any other party in the timely performance of any obligation to be performed or paid under any provision of any Business Contract. To Seller's Knowledge, no party to any Business Contract has given written notice or asserted in writing to Stuart Hall that Stuart Hall is in default under any such Business Contract and, to Seller's Knowledge, no other party is in material breach or default under any Business Contract.

             (k) Legal Proceedings. As of the date of this Agreement, except as
                 -----------------
    set forth in Schedule 3.1(k), there are no actions, suits or proceedings instituted or pending, or to Seller's Knowledge, threatened, against Stuart Hall. Except as set forth on Schedule 3.1(k), Stuart Hall is not subject to any material judgment, order, writ, injunction or decree.

             (l) Government Licenses, Permits and Related Approval. Schedule 3.1
                 -------------------------------------------------
    (l) lists each material license, permit, consent, approval, authorization, qualification and order of any Governmental Authority required to permit Stuart Hall to conduct the Business as presently conducted. Each such license, permit, consent, approval, authorization, qualification and order
    (i) is valid and in full force and effect in all material respects and (ii) to Seller's Knowledge, has not been violated.

             (m) Conduct of Business in Compliance with Regulatory Requirements.
                 ---------------------------------------------------------------
    To Seller's Knowledge, Stuart Hall is in compliance in all material respects with each Law, applicable to the operation or conduct of, or ownership of the property relating to, the Business.

             (n) Labor Matters. Except as set forth in Schedule 3.1 (n), Stuart
                 -------------
    Hall is not a party to any collective bargaining agreement or other contract or agreement with any labor organization or other representative of any of the employees of the Business, and there is no labor strike, slowdown, work stoppage or lockout in effect or otherwise affecting Stuart Hall. Stuart Hall has complied with, and continues to comply with, the terms of the collective bargaining agreements set forth in Schedule 3.1(n) (each, a "Collective Bargaining Agreement") in all material respects.
     -------------------------------

    (o) Intellectual Property
        ---------------------

             (i) Schedule 3.1(o)(i) lists, as of the date of this Agreement, all
    (1) United States and foreign patents and patent applications, (2) United States and foreign trademark and service mark registrations or applications therefor, (3) United States and foreign copyright registrations and applications therefor, (4) foreign design registrations, (5) material utility models, in which Stuart Hall has an interest and that relate to the Business and the nature of such interest, (6) material trade and corporate names used by Stuart Hall, (7) material unregistered trademarks, service marks and copyrights owned or used by Stuart Hall and that relate to the Business, and (8) material computer software owned Or used by Stuart Hall, other than mass-marketed software with an annual license fee of less than $10,000 (collectively, the "Intellectual Property")
                                ---------------------

             (ii) (1) Except as set forth on Schedule 3.1(o)(ii), Stuart Hall owns and possesses all right, title and interest in and to, or has a valid and enforceable license to use, all intellectual property necessary for the operation of the Business as currently conducted, free and clear of all Liens; (2) to Seller's Knowledge, no claim by any third party contesting the validity, enforceability, use or ownership of any of the Intellectual Property is currently outstanding or is threatened (including, without limitation, any demand or request that Stuart Hall license any intellectual property from a third party), and to Stuart Hall's Knowledge, there are no grounds for the same; (3) to Seller's Knowledge, Stuart Hall has not received any notices of, and is not aware of, any facts which indicate a likelihood of any infringement or misappropriation by any third party of any Intellectual Property; (4) to Seller's Knowledge, Stuart Hall has not infringed, misappropriated or otherwise conflicted with any intellectual property of any third parties, and Stuart Hall is not aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of the Business as currently conducted; (5) except as set forth on Schedule 3.1(o)(ii), all Intellectual Property owned or used by Stuart Hall immediately prior to the Closing will be owned or available for use by Stuart Hall on identical terms and conditions immediately subsequent to the Closing; and (6) to Seller's Knowledge, the owners of any Intellectual Property licensed to Stuart Hall have taken all necessary and desirable action to maintain and protect the Intellectual Property subject to such licenses.

    (p) Employee Benefit Plans.
        ----------------------

             (i) Stuart Hall does not maintain any employee benefit plan as defined in Section 3(3) of ERISA or any bonus, incentive or other nonqualified plan of deferred pay or change of control plan or program or any material fringe benefit plan or program.

            (ii) Stuart Hall does not contribute to or have any actual or potential liability with respect to any multiemployer plan as defined in
    Section 3(37) of ERISA other than such plan maintained by the United Paperworker's International Union AFL-CIO Local 765.

             (iii) To Seller's Knowledge, Stuart Hall does not have any actual or potential liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service or the Department of Labor or with respect to any employee pension benefit plan currently maintained by members of the controlled group of companies (as defined in Section 414 of the Code) that includes Stuart Hall that has not been satisfied in full, and no condition exists that presents a material risk to Stuart Hall of incurring such a liability.

                     (iv) Stuart Hall has not incurred any liability on account of a "partial withdrawal" or a "complete withdrawal" (within the meaning of Sections 4205 and 4203, respectively, of ERISA) from the multiemployer plan maintained by United Paperworker's International Union AFL-CIO Local 765, no such liability has been asserted, and nor to Seller's Knowledge are there any events or circumstances which could result in any such partial or complete withdrawal. To Seller's Knowledge, the multiemployer plan maintained by United Paperworker's International Union AFL-CIO Local 765 complies in form and has been administered in accordance with the requirements of ERISA and, where applicable, the Code and such multiemployer plan is qualified under Section 401 (a) of the Code as amended to the date hereof and is not in reorganization.

                     (v) To Seller's Knowledge, Schedule 3.1(p) contains a list of all employees at Stuart Hall who are on short-term disability, long-term disability, or leave of absence.

            (q) Undisclosed Liabilities. To Seller's Knowledge, Stuart Hall has
                -----------------------
   no material liability, except for (i) liabilities set forth on the face of the Financial Statements for the period ended December 31, 1997 (rather than in any notes thereto), and (ii) liabilities which have arisen after the Financial Statements in the ordinary course of business.

            (r) Environmental Matters.
                ---------------------

                     (i) To Seller's Knowledge, Schedule 3.1(r)(i) contains a
            list of all Required Environmental Permits (defined below) (including the expiration date of each, if applicable), all of which are presently valid and effective. To Seller's Knowledge, except as set forth in Schedule 3.1(r)(i),

                             (A) Stuart Hall has obtained all Environmental
                     Permits that are required for the ongoing operation of the Business ("Required Environmental Permits"); and
                                ------------------------------

                              (B) Stuart Hall has not received any written
                     notice alleging a violation of any such Environmental Permit, and no proceeding is pending to modify or revoke any such Environmental Permit.

                     (ii) To Seller's Knowledge, except as set forth on Schedule 3.1(r)(ii),

                              (A) Stuart Hall is in compliance in all material
                     respects with all relevant and applicable Environmental Laws (as defined below) in connection with the operation of the Business;

                              (B) Stuart Hall has not received notice from any
                     Governmental Authority alleging a material failure of Stuart Hall to comply with any applicable Environmental Law in connection with the operation of the Business and no proceeding alleging such a failure is pending;

                      (C) there have been no material Releases of Hazardous
             Substances (as defined below) on or from the real property owned or used by Stuart Hall or generated in connection with the Business, except as in substantial compliance with applicable Environmental Laws;

                      (D) Hazardous Substances have not at any time been
             generated, used, treated, recycled or stored on the real property owned or used by Stuart Hall and used in connection with the operation of the Business, except in substantial compliance in all material respects with applicable Environmental Laws;

                      (E) there are no underground storage tanks located on the
             real property owned or used by Stuart Hall;

                      (F) Stuart Hall has not received any notice, written or
             oral, alleging that Stuart Hall is or may be obligated to investigate or remediate Hazardous Substances at any site; and

                      (G) no material Lien in favor of any Governmental
             Authority for any damages or other liability under applicable Environmental Law or for costs incurred in response to a Release of Hazardous Substances has been filed or attached to the real property owned or used by Stuart Hall.

             (iii) Seller has or has caused to be given to Buyer access to all material records and files in its possession, including, without limitation, all reports, studies, analyses, tests or monitoring results, pertaining to the existence of Hazardous Substances or any other material concerns related to the real property owned by Stuart Hall or concerning compliance by Stuart Hall with Environmental Law.

             (iv) For purposes of this Agreement, "Environmental Statutes" means
                                                   ----------------------
    Federal, state, local and foreign statutes and ordinances, and regulations promulgated thereunder, in effect prior to Closing and intended to provide protection for public health or the environment, including, without limitation, the Clean Air Act, the Federal Water Pollution Control Act, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Emergency Planning and Community Right to Know Act, the
      ------
    Solid Waste Disposal Act (including the Resource Conservation and Recovery
    Act), the Toxic Substances Control Act, the Safe Drinking Water Act and other substantially similar state statutes and regulations, as amended from time to time; "Environmental Law" means Environmental Statutes and any
                   -----------------
    common law (A) creating a cause of action for damage to person or property due to exposure to Hazardous Substances or (B) governing the contamination, pollution or protection of public health or the environment or allocating liabilities in respect thereof; "Hazardous Substance" means any hazardous
                                     -------------------
    material, hazardous substance, toxic substance or words of similar import under any Environmental Statute; "Environmental Permits" means Federal, state and local permits, licenses, and authorizations issued to Stuart Hall under Environmental Law in connection with the operation of the Business; and "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, dumping or disposing of a Hazardous Substance into the environment.

            (s) Absence of Changes. Except as set forth in Schedule 3.1 (s)(i),
                ------------------
    since December 31, 1997, there has not been any event or circumstance that, individually or in the aggregate, has had or would have a Material Adverse Effect. Additionally, except as set forth on Schedule 3.1(s)(i); since December 31, 1997 Stuart Hall has not taken or permitted to be taken any of the actions in Section 4.2 of this Agreement. Except as set forth on
    Schedule 3.1(s)(ii), since December 31, 1997, no key employee of Stuart Hall has left employment at Stuart Hall to assume a position of employment with another operating division of Newell Co.

           (t) Leased Real Property.
               --------------------

                     (i) Stuart Hall owns no real property.

                     (ii) Attached as Schedule 3.1 (t)(ii)(A) is a list of all
            leases, subleases and other occupancy agreements, including all amendments, extensions and other modifications (the "Leases") for
                                                                 ------
            real property (the "Leased Property") to which Stuart Hall is (or
                                ---------------
            shall be as of the Closing Date) the "tenant", "subtenant" or other lessee party. Stuart Hall has a good and valid leasehold interest in and to all of the Leased Property, subject to no Liens, encroachments, encumbrances or other defects in title (collectively, "Encumbrances") except as described in such Schedule and except as
             ------------
            would not materially adversely affect the use, possession or marketability of such Leased Property. To Seller's Knowledge, each Lease is in full force and effect and is enforceable in accordance with its terms. To Seller's Knowledge, there exists no default or condition which, with the giving of notice, the passage of time or both, could become a default under any Lease. Seller has previously delivered to Buyer true and complete copies of all the Leases. Except as described on Schedule 3.1(t)(ii)(B), no consent, waiver, approval or authorization is required from the landlord under any Lease as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby.

                     (iii) The Leased Property constitutes all of the real
            property owned, leased or otherwise occupied in connection with the Business. Other than Stuart Hall, except as set forth in Schedule 3.1(t)(iii) (the "Subleases"), there are no parties in possession
                              ---------
            or parties having any current or future right to occupy any of the Leased Property. Each Sublease is in full force and effect and is enforceable in accordance with its terms. To Sellers Knowledge, there exists no default or condition which, with the giving of notice, the passage of time or both, could become a default under any Sublease. Seller has previously delivered to Buyer true and complete copies of all the Subleases. No consent, waiver, approval or authorization is required from the subtenant under any Sublease as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby. The Leased Property is in good condition and repair and is sufficient and appropriate for the conduct of the Business. All improvements located on the Leased Property have direct access to a public road adjoining such Leased Property. No such improvements or accessways encroach on land not included in the Leased Property and no such improvement is dependent for its access, operation or utility on any land, building or other improvement not included in the Leased Property. There is no pending or, to Seller's Knowledge, any threatened condemnation proceeding affecting any portion of the Leased Property.

                      (iv) To Sellers' Knowledge, there are no outstanding
             options or rights of first refusal with respect to the purchase or use of any of the Leased Property, any portion thereof or interest therein. To Seller's Knowledge, Stuart Hall is not obligated to purchase or lease any real property.

             (u) Insurance. Seller has casualty, general liability and other
                 ---------
    insurance policies for the assets and properties of Stuart Hall that is customary and adequate for corporations of similar size engaged in similar lines of business.

             (v) Company Transactions. Neither the Seller nor Stuart Hall is
                 --------------------
    party to or bound by any agreement with respect to a Company Transaction other than this Agreement and the Seller has terminated all discussions with third parties (other than Buyer) regarding Company Transactions.

             (w) Sufficiency of Assets. Stuart Hall owns, leases, possesses a
                 ---------------------
    valid license or otherwise has the legal right to use all buildings, machinery, equipment, and other assets used in the conduct of the Business as presently conducted and as conducted on December 31, 1997, except as could not reasonably be expected to have a Material Adverse Effect.

             (x) Transactions with Affiliates. Except as set forth on Schedule
                 ----------------------------
    3.1 (y), none of Seller or its Affiliates owns any material asset, tangible or intangible, which is used in the Business.

             (y) No Other Representations or Warranties. Except for the
                 --------------------------------------
    representations and warranties contained in this Section 3.1 and in the Ancillary Agreements, Seller makes no other express or implied warranty or representation in the Transaction Agreements.

             3.2 Representations and Warranties of Buyer. Buyer represents and
                 ---------------------------------------
    warrants on behalf of itself and, as applicable, its Affiliates, to Seller as follows:

             (a) Due Organization and Power. Each of Buyer and its Affiliates
                 --------------------------
    that is a party to an Ancillary Agreement is a corporation duly organized, validly existing and in good standing to the extent that the concept of good standing exists in the relevant jurisdiction, under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to enter into the Transaction Agreements to which it is a party and perform its obligations thereunder.

             (b) Authorization and Validity of Agreements. The execution,
                 ----------------------------------------
    delivery and performance by each of Buyer and any Affiliate of Buyer of the Transaction Agreements to which it is a party, and the consummation by Buyer or its Affiliates, as applicable, of the applicable transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate and shareholder action, and no other corporate action on its part is necessary for the execution, delivery and performance by it of the Transaction Agreements to which it is a party and the consummation by it of the applicable transactions contemplated hereby and thereby. This Agreement has been, and at the Closing the Ancillary Agreements Will be, duly executed and delivered by Buyer. This Agreement is, and at the Closing the Ancillary Agreements will be, the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equity principles.

             (c) No Conflict. Except as set forth in Schedule 3.2(c), the
                 -----------
    execution, delivery and performance by each of Buyer and any Affiliate of Buyer of the Transaction Agreements to which it is a party and the consummation by Buyer or its Affiliates, as applicable, of the transactions contemplated thereby does not, and will not (i) to the actual knowledge of the officers of Buyer set forth in Schedule 3.2(c)(i), violate any provision of Law applicable to Buyer or any of its Affiliates or to which their respective properties are subject; (ii) except as set forth on Schedule 3.2(c), require any consent or approval of, or filing with or notice to, any Governmental Authority under any provision of Federal, state, local and foreign law applicable to Buyer or any of its Affiliates; (iii) violate any provision of the charter or by-laws or other constituent documents of Buyer or any of its Affiliates; or (iv) require any consent, approval or notice under, or result in the breach, lapse, cancellation or termination of, or constitute a default under, or result in the acceleration of, any right or obligation of or the performance by Buyer or any of its Affiliates under any material indenture, lease, franchise, agreement, or other instrument to which Buyer or any of its Affiliates is a party or by which any of them or their assets are bound or encumbered.

             (d) Brokers, Finders. etc. None of Buyer or its Affiliates have
                 ---------------------
    entered into any contract, arrangement or understanding with any person or firm that may result in the obligation of any of them to pay any finders fees, brokerage or agent's commissions or other like payments in connection with the transactions contemplated hereby or by the Ancillary Agreements.

             (e) Commitment Letters. Attached hereto as Schedule 3.2(e) are
                 ------------------
    true, complete and correct copies of the following: (i) Letter Agreement, dated June 10, 1998, between Bank of American National Trust and Savings Association and Pen-Tab Industries, Inc., (ii) Letter Agreement, dated June 24, 1998, between Citicorp Mezzanine Partners, L.P. and Citicorp Venture Capital, Ltd., and (iii) Letter, dated June 24, 1998, J.P. Morgan Securities, Inc. to Pen Tab Holdings, Inc. (collectively, the "Commitment
                                                                   ----------
    Letters").
    -------

             3.3 Supplements to Schedules. From time to time prior to the
                 ------------------------
    Closing, Seller will promptly supplement or amend the Schedules with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Schedules; provided, however, that any such supplement or amendment, if material, will not be deemed to be part of the applicable Schedule until Buyer consents to such supplement in writing (which consent shall not be unreasonably withheld).

                                  ARTICLE IV
                             PRE-CLOSING COVENANTS

             4.1 Access to Information Concerning Properties and Records;
                 Confidentiality
                 -------------------------------------------------------

             During the period commencing on the date hereof and ending on the Closing Date, Seller shall cause Stuart Hall to, upon reasonable notice, afford to Buyer, its counsel, accountants, lenders and other authorized representatives such access, during normal business hours, to the facilities, properties, books, records, Tax Returns, documents, personnel and auditors of the Business, as Buyer shall reasonably request. Buyer agrees that its inspections shall be undertaken in a manner to cause minimal and limited interference with the operations of Stuart Hall and Seller. Seller shall cause Stuart Hall and its respective officers, employees, accountants and other agents to furnish to Buyer such additional financial and operating data and information relating to the Business as Buyer may from time to time reasonably request. If this Agreement is terminated pursuant to
    Section 10.1 prior to the Closing Date, Buyer shall return to Seller or certify to Seller as to the destruction of all copies held by Buyer or its representatives of such books, records, Tax Returns and documents and results of such inspections, assessments, audits and tests. Buyer agrees that it will continue to treat all information so obtained from Seller as "Information" under the Confidentiality Agreement, dated as of January 20, 1998, between Seller and Buyer (the "Confidentiality Agreement"), and will
                                         -------------------------
    continue to honor its obligations thereunder, until the Closing Date on which date Section 9.6 will govern the confidentiality obligations of the parties to this Agreement.

             4.2 Conduct of the Business Prior to the Closing Date. Seller
                 -------------------------------------------------
    agrees that, except as provided in this Agreement or consented to or approved in writing by Buyer (which consent shall not be unreasonably withheld) or set forth on Schedule 4.2, during the period commencing on the date hereof and ending at the Closing Date, Stuart Hall shall not take any of the following actions with respect to the Business or its employees:

             (a) Ordinary Course. Conduct the Business other than in the
                 ---------------
    ordinary course of business;

             (b) Changes in Compensation. Grant any general increase in
                 -----------------------
    compensation or benefits to its employees or to its officers, except in the ordinary course of business or as required by law; pay any bonus compensation except in the ordinary course of business or in accordance with the provisions of any applicable program or plan adopted by the Board of Directors of Seller or Stuart Hall prior to the date hereof; enter into or amend the terms of any severance agreements with its officers; or effect any change in retirement benefits for any Transferred Employees (as defined herein) or officers (unless such change is required by applicable law); provided, however, that nothing in this subsection (b) shall prevent the payment or other performance of any award or grant made prior to the date hereof and disclosed in the Schedules or pursuant to this Agreement;

             (c) Assets. Sell, lease, license, abandon or otherwise dispose of
                 ------
    any of its assets, tangible or intangible (including but not limited to Intellectual Property), other than inventory, or acquire any business or assets, except in the ordinary course of business and in any event not to exceed $500,000 in the aggregate;

             (d) Capital Stock. Issue (i) any additional shares of capital stock
                 -------------
    of any class or series, (ii) any securities convertible into or exchangeable for shares of capital stock, or (iii) any options, warrants or other rights to acquire any shares of capital stock, of Stuart Hall;

             (e) Dividends. Stuart Hall will not declare or pay any dividend,
                 ---------
    other than to repay intercompany obligations as provided in Section 1.4;

             (f) Capital Expenditures. Authorize or commit to, or make new
                 --------------------
    capital expenditures, except in the ordinary course of business and in any event not to exceed $500,000 in the aggregate;

            (g) Liens. Mortgage or otherwise encumber or subject to any Lien any
                -----
    material assets used in the Business (including the Leases) and owned by Stuart Hall, except for Permitted Liens;

            (h) Accounting Practice. Make any material change to the accounting
                -------------------
    (including Tax accounting) methods, principles or practices of the Business, except as may be required by GAAP;

            (i) Constituent Documents. Make any material amendment to its
                ---------------------
    charter or by-laws;

            (j) Taxes. Incur any Taxes other than in the ordinary course of
                -----
    business or make any Tax election or give any ruling request without the written consent of Buyer, which shall not be unreasonably withheld; or

            (k) Other. Agree in writing to do any of the foregoing.
                -----

            4.3 Preservation of Business. Seller will use its, and will cause
                ------------------------
    Stuart Hall to use its reasonable efforts to preserve intact the business organization of the Business, to keep available the services of their present officers and key employees, and to preserve the good will of those having business relationships with the Business.

            4.4 Authorizations. Subject to the terms and conditions herein
                --------------
    provided, Seller and Buyer shall (a) promptly make their respective filings and thereafter make any other required submissions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (b)
                                                                -------
    use their reasonable best efforts to cooperate with each other in (I) determining which filings are required to be made prior to the Closing Date with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Closing Date from any Governmental Authority in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; and (c) use their reasonable best efforts to, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement, the officers and directors of the parties shall take all such necessary action.

            4.5 Cash Management.
                ---------------

            (a) Between the date of this Agreement and the Closing Date. Stuart Hall shall continue to participate in the central cash management system of Seller in accordance with prior practice.

            (b) In the event that Seller receives any payments after the Closing Date that are intended for Stuart Hall, Seller shall promptly remit such payments to Buyer.

            4.6 Intercompany Services and Products. Any intercompany services
                ----------------------------------
    provided by Seller or its Affiliates to Stuart Hall shall terminate as of the Closing Date, except as set forth in this Agreement, and all amounts (but without duplication of amounts included in accrued expenses) owing by Stuart Hall with respect to such services as of the close of business on the day preceding the Closing Date with respect to such services shall be paid prior to Closing or simultaneously therewith. Notwithstanding the foregoing, Seller or its Affiliates shall provide transition services pursuant to the Transition Services Agreement (as defined in Section 5.2(d)) to Stuart Hall on such terms and conditions and for such prices and duration as described in such agreements.

             4.7 Further Actions
                 ---------------

             (a) Subject to the terms and conditions of this Agreement, each of the parties hereto will use their reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and shall use its best efforts to satisfy the conditions to the transactions contemplated hereby and to obtain all waivers, permits, consents and approvals and to effect all registrations, filings and notices with or to third parties or any Governmental Authority that are necessary or desirable in connection with the transactions contemplated by this Agreement.

             (b) Seller agrees to promptly notify Buyer in writing of any material change to Seller's or Stuart Hall's representations or Disclosure Schedules in this Agreement.

             4.8 Exclusivity. None of the Seller, Stuart Hall or any of their
                 -----------
    respective Affiliates, representatives, officers, employees, directors or agents shall, directly or indirectly, (a) submit, solicit, initiate, encourage, entertain, negotiate, accept or discuss, directly or indirectly, any proposal or offer from any person or enter into any agreement or accept any offer relating to any (i) reorganization, liquidation, dissolution or recapitalization of Stuart Hall, (ii) merger or consolidation involving Stuart Hall, (iii) purchase or sale of any assets or capital stock (other than a purchase or sale of inventory in the ordinary course of business consistent with past custom and practice) of Stuart Hall, or (iv) similar transaction or business combination involving Stuart Hall, the Business or the assets of Stuart Hall (each of the foregoing actions described in clauses (i) through (iv), a "Company Transaction"), (b) furnish any
                                 -------------------
    information with respect to, assist or participate in or facilitate in any other manner any effort or attempt by any person to do or seek to do any of the foregoing or (c) enter into any agreement, arrangement or understanding requiring the Seller or Stuart Hall to abandon, terminate or fail to consummate any of the transactions contemplated hereby. The Seller and Stuart Hall agree to notify Buyer immediately if any person makes any proposal, offer, inquiry or contact with respect to a Company Transaction.

             4.9 Buyer's Financing
                 -----------------

             (a) Seller has provided Buyer with confidential evaluation material for the sole purpose of assisting Buyer in deciding whether to proceed with a further investigation of Stuart Hall and the Business. Buyer has conducted its own due diligence investigation of Stuart Hall and the Business and hereby acknowledges that the only representations or warranties of Seller with respect to Stuart Hall and the Business are contained in Section 3.1 of this Agreement.

             (b) Notwithstanding the provisions of the last sentence of Section
    4.1 of this Agreement relating to confidentiality obligations prior to the Closing Date, Seller will permit

    Buyer to utilize such confidential information as may be legally required to complete and issue an Offering Memorandum as part of a private placement of securities pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Rule 144A Offering"), provided that (i) Buyer shall give
                  ------------------
    Seller a reasonable period of time to review such Offering Memorandum and will not include any information or statement about Stuart Hall, its Affiliates or the Business to which Seller reasonably objects, and (ii) such Offering Memorandum shall include a legend stating that neither Stuart Hall nor any of its Affiliates is making any representations or warranties with respect to any information included in such Offering Memorandum.

            (c) Seller will use its reasonable best efforts to cause its accountants, Arthur Andersen LLP, to issue a comfort letter to Buyer in connection with the Rule 144A Offering in accordance with the memorandum, dated June 18, 1998, from Cahill Gordon & Reindel attached hereto as Exhibit C.

            4.10 Customer Confirmation. Prior to the Closing Date, Buyer is
                 ---------------------
    permitted to place one telephone call to not more than three key customers of Stuart Hall, subject to the prior consent and participation of Seller, which consent shall not be unreasonably withheld.

            4.11 Release From Lease. Subject to the terms and conditions of this
                 ------------------
    Agreement, Buyer shall use its reasonable best efforts to assist Seller, as Seller requests, in obtaining a release from its obligations accruing from and after the Closing Date relating to the Standard Commercial Lease, dated April 2, 1993, identified on Schedule 3.1(t)(ii)(A) as amended, among Mid-West Terminal Warehouse Company, Stuart Hall and Seller (the "Kansas City
                                                                  -----------
    Lease").
    -----

            4.12 Commitment Letters. Buyer and its Affiliates will comply in a
                 ------------------
    timely fashion with all of their obligations (including, conditions, covenants) set forth in the Commitment Letters.

            4.13 Miscellaneous. Prior to the Closing Date, Seller will take all
                 -------------
    action necessary to ensure that on the Closing Date:

            (a) Stuart Hall and the Business will have no contract, arrangement or understanding with any person or firm that may result in the obligation of either of them to pay any finder's fee, brokerage or agent's commission or other like payments in connection with the transactions contemplated hereby or by the Ancillary Agreements;

            (b) Stuart Hall and the Business will have no involvement in any material business arrangement or relationship with Seller or any of its Affiliates (except as provided in the Transition Services Agreement described in Section 5.2(d) and the arrangement between Seller and Buyer relating to the Kansas City Lease described in Section 5.1(f));

            (c) except as set forth on Schedule 4.13(c), Stuart Hall and the Business will have no indebtedness constituting (i) obligations for borrowed money or evidenced by bonds, debentures, notes, letters of credit or other similar instruments, (ii) obligations as lessee under capital leases and
    (iii) material guarantees of debts of third parties, including such guarantees supported by Stuart Hall or secured by a Lien on any of the assets of Stuart Hall or the Business;

            (d) there will be no liens, charges, security interests, restrictions or other legal or equitable encumbrances ("Liens") on the
                                                            -----
    Stock.

                                   ARTICLE V
                             CONDITIONS PRECEDENT

             5.1 Conditions Precedent to Obligations of Parties. The respective
                 ----------------------------------------------
    obligations of Buyer and Seller hereunder are subject to the satisfaction or waiver, at or prior to the Closing Date of each of the following conditions:

             (a) Antitrust Laws. The waiting period applicable to the
                 --------------
    consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated.

             (b) No Injunction. None of the parties hereto shall be subject to
                 -------------
    any order or injunction of a court of competent jurisdiction that prohibits the consummation of the transactions contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable best efforts to have any such order overturned or injunction lifted.

             (c) Governmental Authority Consents. All material consents,
                 -------------------------------
    authorizations, orders and approvals of (or filings or registrations with) any Governmental Authority required in connection with the execution, delivery and performance of this Agreement (including the transfer of the Stock to Buyer) shall have been obtained or made.

             (d) Third Party Consents. The consents of third parties required in
                 --------------------
    connection with the execution, delivery and performance of this Agreement and listed on Schedule 5.1(d) shall have been obtained by Seller with such assistance from Buyer as Seller shall reasonably request.

             (e) Financing. Buyer shall have received cash proceeds sufficient
                 ---------
    to pay the Stock Purchase Price, pay all fees and expenses incurred in connection with the transactions contemplated hereby and provide Stuart Hall with their working capital, all on terms and conditions satisfactory to Buyer.

             (f) Kansas City Lease. Seller shall have assigned to Stuart Hall
                 -----------------
    all of Seller's rights as a tenant under the Kansas City Lease effective as of the Closing, and Stuart Hall shall have assumed from Seller all of Seller's obligations as a tenant under the Kansas City Lease which accrue from and after the Closing pursuant to an assignment instrument substantially in the form attached hereto as Exhibit D (the "KC Lease
                                                                 --------
    Assignment"); provided, however, if after having used commercially
    ----------
    reasonable efforts, Seller is unable to obtain the consent of the KC Landlord to the KC Lease Assignment and a release of Seller thereunder (as contemplated in Section 4.11 of this Agreement), then the condition set forth in this Section 5.1(f) shall be deemed satisfied if either of the following occurs in the following order of priority: first, Seller shall use commercially reasonable efforts so that Seller shall have assigned to Stuart Hall all of Seller's rights as a tenant under the Kansas City Lease effective as of the Closing, and Stuart Hall shall have assumed from Seller all of Seller's obligations as a tenant under the Kansas City Lease which accrue from and after the Closing pursuant to the KC Lease Assignment, with the consent of the KC Landlord, whether or not Seller remains liable to the KC Landlord, or second, if Seller is unable to obtain the consent as set forth above, then Seller shall use commercially reasonable efforts to create some other arrangement, which is mutually satisfactory to Seller and Buyer between Seller and Stuart Hall, which is consented to by the KC Landlord, as required, whereby Stuart Hall shall be the sole tenant or subtenant under the Kansas City

    Lease and Seller is indemnified or otherwise protected to its reasonable satisfaction against obligations accruing under the KC Lease from and after the Closing.

             5.2 Conditions Precedent to Obligation of Buyer. The obligation of
                 -------------------------------------------
    Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver by Buyer at or prior to the Closing Date of each of the following additional conditions:

             (a) Accuracy of Representations and Warranties. (i) Each of the
                 ------------------------------------------
    representations and warranties of Seller contained herein that are not subject to a materiality or Material Adverse Effect qualifier shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement and except that to the extent any such representations or warranties were made as of a specified date, which need be true only as of such date, and (ii) each of the representations and warranties of Seller made herein that is subject to a materiality or Material Adverse Effect qualifier is true and correct in all respects as of the date of this Agreement and on and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement and except that to the extent any such representations or warranties were made as of a specified date, which need be true only as of such date.

             (b) Performance of Agreements. Each of the agreements and contracts
                 -------------------------
    of Seller to be performed and complied with by Seller under this Agreement prior to or at the Closing Date shall have been performed and complied with in all material respects.

             (c) Certificates. Buyer shall have received (i) a certificate of
                 ------------
    Seller, dated the Closing Date, executed on behalf of Seller by its president or any of its vice presidents, to the effect that the conditions specified in paragraphs (a) and (b) above have been fulfilled; (ii) a certificate of the Secretary of Seller, dated the Closing Date, with true and complete copies of Stuart Hall's charter, by-laws and resolutions relating to this transaction attached, and (iii) a Certificate of Good Standing from the Secretary of State of the State of Missouri, dated as of a recent date.

             (d) Ancillary Agreements. Seller shall have executed and delivered
                 --------------------
    a Transition Services Agreement substantially in the form attached hereto as Exhibit A. Seller's Affiliate, Newell Industries Canada, Inc., and Buyer shall have entered into a Canadian Asset Transfer Agreement pursuant to which the assets and liabilities listed on Schedule 5.2(d) will be transferred to Buyer, substantially in the form reasonably satisfactory to Buyer and Seller attached hereto as Exhibit B (together with the Transition Services Agreement, the "Ancillary Agreements").
                             --------------------

             (e) Release of Liens. Except as set forth on Schedule 5.2(e), the
                 ----------------
    Seller shall have obtained releases of all Liens (other than any Permitted Liens) relating to the assets and properties of Stuart Hall.

             (f) Proceedings. Except a set forth on Schedule 5.2(f), all
                 -----------
    corporate and other proceedings taken or required to be taken by Seller or Stuart Hall at or prior to the Closing in connection with the transactions contemplated hereby shall have been taken and all documents incident thereto shall be reasonably satisfactory in form and substance to Buyer.

             (g) Transactions with Affiliates. Except as set forth on Schedule
                 ----------------------------
    5.2(g), all transactions, agreements or other arrangements between Stuart Hall and the Seller or any of its Affiliates, other than the Transition Services Agreement and this Agreement, shall have been terminated.

             (h) Additional Matters. All corporate and other proceedings and all
                 ------------------
    documents, instruments and other legal matters in connection with the transactions contemplated by the Transaction Agreements shall be reasonably satisfactory to Buyer and Buyer shall have received such other documents as it shall reasonably request.

             (i) Material Adverse Change. Since December 31, 1997, there shall
                 -----------------------
    have been no fact, event or circumstance which could reasonably be expected to have a Material Adverse Effect.

             (j) No Conflict with Applicable Laws. The consummation by Seller of
                 --------------------------------
    this Agreement, the Ancillary Agreements, and the transactions contemplated hereby and thereby shall not violate any material provision of applicable Law, and Stuart Hall shall be in compliance in all material respects with each applicable Law.

             5.3 Conditions Precedent to the Obligation of Seller. The
                 ------------------------------------------------
    obligation of Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver by Seller at or prior to the Closing Date of each of the following additional conditions:

             (a) Accuracy of Representations and Warranties. The representations
                 ------------------------------------------
    and warranties of Buyer contained herein shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement and except that to the extent any representations or warranties is made as of a specified date, which need be true only as of such date.

             (b) Performance of Agreements. Each of the agreements and covenants
                 -------------------------
    of Buyer to be performed prior to or at the Closing Date shall have been performed and complied with in all material respects.

             (c) Certificates. Seller shall have received (i) a certificate of
                 ------------
    Buyer, dated the Closing Date, executed on behalf of Buyer by its president or any of its vice presidents, to the effect that the conditions specified in paragraphs (a) and (b) above have been fulfilled; (ii) a certificate of the Secretary of Buyer, dated the Closing Date, with true and complete copies of Buyer's charter, by-laws and resolutions relating to this transaction attached; and (iii) a Certificate of Good Standing from the Secretary of State of the Commonwealth of Virginia, dated as of a recent date.

             (d) Payment of 33% of Stay Bonuses. Buyer shall have paid to each
                 ------------------------------
    "Eligible Participant" 33% of his or her "Stay Bonus" as described in
     --------------------                     ----------
    Schedule 5.3(d).

                                  ARTICLE VI
                         PROVISIONS AS TO TAX MATTERS

         6.1 Certain Tax Matters.
             -------------------

     (a) Preparation and Filing of Tax Returns. Seller shall prepare and timely
         -------------------------------------
file (or shall cause to be prepared and timely filed) all Tax Returns in respect of Stuart Hall and its assets and activities that (i) are required to be filed on or before the Closing Date or (ii) are required to be filed after the Closing Date and (A) are paid on a consolidated, unitary, combined or similar basis with respect to Tax Returns ("Consolidated Tax Returns") or (B) are with respect to
                         ------------------------
Taxes based upon, measured by, or calculated with respect to gross or net income, receipts or profits ("Income Taxes") and are required to be filed on a
                              ------------
separate return basis for any Tax period ending on or before the Closing Date. To the extent reasonably requested by Seller, Buyer shall cause Stuart Hall to assist Seller in the preparation and timely filing of the Tax Returns specified in the preceding sentence. Buyer shall prepare or cause to be prepared all other Tax Returns required of Stuart Hall, its assets or activities. To the extent reasonably requested by Buyer, Seller shall assist Buyer in the preparation and timely filing of the Tax Returns specified in the preceding sentence.

     (b) Payment of Taxes. Seller shall timely pay or cause to be paid, but only
         ----------------
to the extent not reflected on the Final Closing Statement, all Taxes due with respect to Tax Returns that Seller is obligated to prepare and file or cause to be prepared and filed pursuant to Section 6.1(a) and all Taxes due on or before the Closing Date for which no Tax Return is required to be filed. Except as provided in Section 6.1(e) below, Buyer shall pay or cause to be paid all Taxes due with respect to periods ending after the Closing Date and Taxes shown on the Final Closing Statement.

     (c) Carryforwards and Carrybacks. Buyer shall cause Stuart Hall to elect,
         ----------------------------
where permitted by law, to carry forward any net operating loss, charitable contribution or other item arising after the Closing Date that could, in the absence of such an election, be carried back to a taxable period of Stuart Hall ending on or before the Closing Date in which Stuart Hall was included in a Consolidated Tax Return.

     (d) Refunds. Seller shall be entitled to retain (or receive within 10 days
         -------
of receipt by Buyer) payment from Buyer or any of its subsidiaries or Affiliates (including Stuart Hall) equal to any refund or credit for Taxes with respect to any Tax period ending on or before the Closing Date relating to Stuart Hall ("Seller's Refunds") (other than any refund or credit resulting from a carry
  ----------------
back permitted under Section 6.1(c)).

     (e) Straddle Periods. Any Taxes of Stuart Hall attributable to a Tax period
         ----------------
which begins before and ends after the Closing Date (a "Straddle Period") shall
                                                        ---------------
be apportioned between Seller and Buyer based on the actual operations and transactions of Stuart Hall during the portion of such period ending on the Closing Date, and the portion of such beginning on the day following the Closing Date, respectively, calculated as though the taxable year of Stuart Hall terminated at the close of business on the Closing Date, except that any tax based on capital or the value of any asset shall be apportioned between Buyer and Seller based on the ratio of (i) the number of days in the relevant taxable period up to and including the Closing Date to (ii) the number of days in the relevant taxable period following the Closing Date.

     6.2 Tax Indemnification.
         -------------------

     (a) Seller Indemnification. Seller hereby agrees to indemnify Buyer and
         ----------------------
hold it harmless from all liability for Taxes imposed on Stuart Hall (including without limitation liability under Treas. Reg. ss. 1. 1502-6 or any comparable provision of state law) for any taxable year or period ending on or before the Closing Date and Seller's portion of the Straddle Period Taxes.

     (b) Buyer Indemnification. Buyer hereby agrees to indemnify Seller and the
         ---------------------
Affiliates and hold them harmless from all liability for Taxes imposed on Stuart Hall for any taxable year or period beginning, after the Closing Date and Buyer's portion of the Straddle Period Taxes.

     (c) Determining Liability for Taxes. Whenever it is necessary to determine
         -------------------------------
liability for Straddle Period Taxes, the determination shall be made assuming that there was a closing of the books at 11:59 p.m. (local time) on the Closing Date, except that any tax based on capital or the value of any asset shall be apportioned between Buyer and Seller based on the ratio of (i) the number of days in the relevant taxable period up to and including the Closing Date to (ii) the number of days in the relevant taxable period following the Closing Date.

     (d) Indemnification for Post-Closing Transaction. Buyer hereby agrees to
         --------------------------------------------
indemnify Seller for any additional Tax owed by Seller (including Tax owed by Seller due to this indemnification payment) resulting from any transaction or action not in the ordinary course of business occurring on the Closing Date after Buyer's purchase of the Stock and effected or procured by Buyer.

     6.3 Contest Provisions. Buyer shall promptly notify Seller in writing upon
         ------------------
receipt by Buyer or any of its Affiliates of notice of any pending or threatened audits or assessments that may materially affect the Tax liabilities of Stuart Hall for which Seller would be required to indemnify Buyer pursuant to Section 6.2(a). Seller shall have the sole right to represent Stuart Hall's interests in any Tax audit or administrative or court proceeding relating to taxable periods ending on or before the Closing Date, and to settle any such proceeding as it sees fit so long as Seller indemnifies Buyer against the effects of any such settlement as if it had taken place prior to the Closing Date. Seller shall be entitled to participate at its expense in the defense of any claim for Taxes for a year or period ending after the Closing Date which may be the subject of indemnification by Seller pursuant to Section 6.2(a) and, with the written consent of Buyer, may assume the entire defense of any such claim. Neither Buyer nor Stuart Hall may agree to settle any Tax claim for the portion of the year or period ending on the Closing Date which may be the subject of indemnification by Seller under Section 6.2(a) without the prior written consent of Seller which shall not be unreasonably withheld.

     6.4 Section 338 Elections and Forms.
         -------------------------------

     (a) With respect to Buyer's acquisition of the Stock hereunder, at the written request of Buyer, Seller will agree to join in making an election under
Section 338(h)(10) of the Code, and the Treasury Regulations promulgated thereunder and all similar elections under applicable state and local law (the "Section 338(h)(10) Election") within 180 days after the Closing Date. Buyer
 ---------------------------
shall be responsible for preparation and timely filing of Form 8023-A (or any successor form) in connection with the Section 338(h)(10) Election, and Seller shall use reasonable efforts to cooperate with Buyer, to prepare and file such form and to complete the
Section 338(h)(10) Election.

     (b) The Purchase Price and the liabilities of Stuart Hall and other relevant items shall be allocated to the assets of Stuart Hall in accordance with the rules of Section 338(h)(10) of the Code and the Treasury Regulations promulgated thereunder. Such allocation shall be set forth on a schedule which shall be prepared by Buyer and provided to Seller no later than 90 days following the Closing Date for Seller's review and approval, which approval shall not be unreasonably withheld. All allocations contained in such schedule shall be used by each party in preparing Form 8023-A (or any successor form) and all relevant Tax Returns, subject to adjustment to reflect (i) Seller's selling expenses as a reduction of sales proceeds, and (ii) Buyer's acquisition expenses as an addition to purchase price. Any appraisal costs incurred in connection with the Section 338(h)(10) Election shall be paid by Buyer. If the Section 338(h)(10) Election is disputed by a Governmental Authority, the party receiving notice of such dispute shall promptly notify the other party concerning such dispute.

     (c) Buyer agrees that it shall not make a filing under Section 338(g) of the Code in connection with Buyer's acquisition of the Stock hereunder.

     6.5 Audits. Buyer shall promptly notify Seller in writing upon receipt by
         ------
Buyer or any Affiliate of Buyer of notice of any pending or threatened Tax audits or assessments which may affect the Tax liabilities or indemnification obligations of, or otherwise relate to, Seller for Tax periods ending on or prior to the Closing Date. Seller shall have the sole right, at its expense, to represent all interests in any such Tax matter, including any Tax audit or administrative or court proceedings ("Tax Matters"), and to employ counsel of
                                      -----------
its choice. Buyer agrees that it will cooperate fully with Seller and its counsel in the defense against, or compromise of, any claim in any said proceeding. Buyer shall have the sole right, at its expense, to represent all interests in any Tax Matter for Tax periods ending after the Closing Date, and to employ counsel of its choice; provided, however, that with respect to Straddle Periods, Buyer shall obtain Seller's consent, which shall not be unreasonably withheld.

     6.6 Cooperation. After the Closing, Buyer and Seller shall promptly make
         -----------
available or cause to be made available to the other, as reasonably requested, and to any taxing authority, all information, records or documents relating to Tax liabilities, potential Tax liabilities, or refunds of or relating to Stuart Hall and the Business for all periods prior to or including the Closing Date and shall preserve all such information, records and documents until the expiration of any applicable statute of limitations or extensions thereof. Buyer and Seller shall otherwise cooperate with respect to any Tax Matter or other claim for Seller's Refunds, including by provision of appropriate powers of attorney. Buyer shall prepare and provide to Seller any Federal, state, local and foreign Tax information packages requested by Seller for Seller's use in preparing Stuart Hall's Tax Returns. Such Tax information packages shall be completed by Buyer and provided to Seller within 45 days after Seller's request therefor. Each party shall bear its own expense in complying with the foregoing provisions.

                                   ARTICLE VII
                 LABOR MATTERS, EMPLOYEE RELATIONS AND BENEFITS

     7.1 Offers of Employment. As of the Closing Date, Buyer shall continue to
         --------------------
employ any and all individuals who are employed by Stuart Hall as of such Closing Date, including such individuals on short-term disability, long-term disability or other leave of absence (each such individual being referred to as an "Employee"); provided,
                                                          --------
however, that this Section shall not require Buyer to continue the employment of any Employee for a specified period of time after the Closing Date. Buyer shall assume all liability for wages and payroll deductions with respect to Employees for the period ending on the day preceding the Closing Date.

     7.2 Participating an Buyers Retirement Plans. As of the Closing Date, Buyer
         ----------------------------------------
shall offer Employees not covered by a Collective Bargaining Agreement the right to participate in the qualified retirement plans sponsored by or contributed to by Buyer. Buyer's retirement plans shall credit such Employees with all service credited to the Employees under Seller's retirement plans for purposes of determining the Employees' eligibility to participate in and vesting under Buyer's retirement plans.

     7.3 Health and Welfare Plans. As of the Closing Date, Buyer shall provide
         ------------------------
Employees with coverage under Buyer's health and welfare plans on terms substantially similar to those applicable to Buyer's employees. Buyers health and welfare plans shall credit Employees with all service credited to the Employees under Seller's health and welfare plans for purposes of determining eligibility to participate in Buyer's health and welfare plans. Buyer shall waive any waiting periods, pre-existing condition exclusions and actively-at-work requirements and provide that any expenses incurred on or before the Closing Date by an Employee or an Employee's covered dependents shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions of Buyer's health and welfare plans.

     7.4 No Rights or Remedies. Nothing in this Article shall confer upon any
         ---------------------
Employees or legal representative thereof any rights or remedies, including any right to employment, or continued employment for any specified period, of any nature or kind whatsoever under or by reason of this Agreement.

     7.5 Indemnification. Buyer shall indemnify Seller and its Affiliates and
         ---------------
hold each of them harmless and against any liabilities which may be incurred or suffered by any of them in connection with any claim made by any Employee by reason of Buyer's failure to comply with any provision of this Article.

                                  ARTICLE VIII
                          SURVIVAL AND INDEMNIFICATION

     8.1 Survival. All of the representations and warranties contained in Sections 3.1 and 3.2 will survive the Closing and continue in full force and effect until six months after the Closing Date; except that the representations and warranties contained in Section 3.1(h) (Tax Matters) will survive the Closing and continue in full force and effect until the applicable statutes of limitation (after giving effect to any extensions or waivers thereof); the representations and warranties in Section 3.1(r) (Environmental Matters) will survive the Closing and continue in full force and effect until two years after the Closing Date; and the representations and warranties in Section 3.1(g) (Financial Statements) and Section 3.1(q) (Undisclosed Liabilities) will survive the Closing and continue in full force and effect until April 15, 1999. All of the covenants contained in this Agreement will survive the Closing and continue in full force and effect in accordance with their terms.

     8.2 Indemnification Provisions for the Benefit of Buyer. In the event (a)
         ---------------------------------------------------
Seller breaches any of its representations or warranties contained in this Agreement and provided that Buyer makes a written claim for indemnification against Seller within the applicable survival period, (b) Seller breaches any of its covenants contained in this Agreement (including all of the covenants in
Article IV to be performed by Seller and other than Tax matters, which are addressed in Article VI), provided that Buyer makes a written claim against Seller promptly, but in no event later than ten Business Days, after becoming aware of such breach, provided that no delay on the part of Buyer in notifying Seller will relieve Seller from its obligations under this clause (b) unless Seller is actually prejudiced thereby, or (c) Buyer sustains Damages as a direct result of any of the liabilities retained by Seller, as set forth in Schedule 1.3(a)(i)(A), then Seller agrees to indemnify, defend and hold harmless Buyer and Stuart Hall from and against all losses, liabilities, damages and expenses (including reasonable attorneys' fees and expenses) (collectively, "Damages")
                                                                    -------
Buyer or Stuart Hall suffers caused by such event; provided, however, that Seller will not have any obligation to indemnify Buyer and Stuart Hall from and against such Damages in connection with matters described in clause (a) above
(i) until Buyer and Stuart Hall have suffered aggregate Damages, by reason of all such breaches, in excess of $3,000,000 (after which point Seller will be obligated only to indemnify Buyer and Stuart Hall from and against aggregate Damages in excess of $3,000,000) and (ii) to the extent the aggregate Damages Buyer and Stuart Hall have suffered by reason of all of such breaches exceeds $15,000,000; provided, however, that this Cap on indemnification for Damages shall not apply to any claim for common law fraud brought by Buyer against Seller that is based on any intentional misrepresentation or omission of facts within Seller's Knowledge on or prior to the Closing Date; and further provided that, in the event Seller prevails against any such common law fraud claim, Buyer shall indemnify Seller for its attorney's fees, costs and other expenses incurred in connection with defending against such claim. Notwithstanding the foregoing, if the amount of any claim or series of related claims for Damages suffered by Buyer and Stuart Hall in connection with the matters described in clause (a) above does not exceed $10,000, then the amount of such claim or series of claims will be excluded from the calculation of the aggregate amount of Damages for purposes of this Section 8.2; provided that this sentence shall not apply to claims resulting directly from a breach of a representation or warranty that is subject to a materiality qualifier.

     8.3 Indemnification Provisions for the Benefit of Seller. In the event (a)
         ----------------------------------------------------
Buyer breaches any of its representations, warranties, covenants or agreements contained in this Agreement or (b) after the Closing, Stuart Hall breaches any of its covenants or agreements contained in the Kansas City Lease Assignment, or any other arrangement agreed to under Section 5.1(f), then Buyer agrees to indemnify, defend and hold harmless Seller from and against any Damages Seller suffers caused by such breach; provided that Seller makes a written claim against Buyer promptly, but in no event later than ten Business Days, after becoming aware of such breach, provided further that no delay on the part of Seller in notifying Buyer will relieve Seller from its obligations under this
Section 8.3 unless Seller is actually prejudiced thereby.

     8.4 Matters Involving Third Parties. If any third party notifies any party
         -------------------------------
hereto (the "Indemnified Party") with respect to any matter which may give rise
             -----------------
to a claim for indemnification against the other party hereto (the "Indemnifying
                                                                    ------------
Party") under this Article VIII, then the Indemnified Party will notify the
-----
Indemnifying Party thereof promptly, but in no event later than ten Business Days, after receiving such notice; provided that no delay on the part of the Indemnified Party in notifying the Indemnifying Party will relieve the Indemnifying Party from any obligation hereunder unless the Indemnifying Party is actually prejudiced thereby. Once the Indemnified Party has given notice of the matter to the Indemnifying Party, the Indemnifying Party may defend against the matter in any manner it reasonably may deem appropriate; provided that (a) the Indemnified Party may retain separate counsel at its sole cost and expense to participate in such defense (provided that such participation does not unreasonably interfere with the Indemnifying Party's ability to defend against the matter), and (b) the Indemnifying Party shall not be entitled to assume control of such defense and shall pay the reasonable fees and expenses of counsel retained by the Indemnified Party and reasonably acceptable to the Indemnifying Party if (1) such matter relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation, (2) a material conflict of interest exists between the Indemnifying Party and the Indemnified Party (the parties agreeing that a dispute over legal fees will not constitute such a conflict of interest); or (3) the Indemnifying Party fails to defend such a claim. The Indemnified Party will provide any assistance reasonably requested by the Indemnifying Party; provided that the Indemnifying Party will reimburse the Indemnified Party for all expenses (including, without limitation, fees and expenses of counsel selected by the Indemnifying Party) as they are accrued in connection with providing such assistance. The Indemnifying Party will not consent to the entry of a judgment or enter into any settlement agreement with respect to such matter without the written consent of the Indemnified Party (which consent will not be unreasonably withheld), unless such judgment or settlement involves only money Damages for which the Indemnifying Party will be liable or otherwise releases the Indemnified Party from all liability with respect to such matter. If the Indemnifying Party does not notify the Indemnified Party within 30 days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming all responsibility therefor, the Indemnified Party may defend against, consent to the entry of any judgment or enter into any settlement with respect to the matter in any manner the Indemnified Party reasonably deems appropriate without waiving any right to indemnity therefor by the Indemnifying Party; provided that the Indemnified Party will not consent to the entry of a judgment or enter into any settlement with respect to such matter without the written consent of the Indemnifying Party (which consent will not be withheld unreasonably).

     8.5 Adjustments. Any Damages recovered pursuant to this Article VIII shall
         -----------
be reduced by any Tax benefits and/or insurance coverage proceeds relating thereto actually realized or received by the Indemnified Party. Seller and Buyer agree to make reasonable best efforts to receive or collect such benefits or proceeds promptly. All indemnification payments made pursuant to this Article VIII shall be deemed to be adjustments to the Stock Purchase Price.

     8.6 Exclusive Remedy. Except as provided in this Agreement, indemnification
         ----------------
under this Article VIII shall constitute the exclusive remedy for disputes arising under this Agreement for which Damages are available. Indemnification under this Articles VIII shall not preclude any available equitable remedies (including, without limitation, specific performance).

     8.7 Payment and Interest. Any payment required to be made by Seller or
         --------------------
Buyer pursuant to this Article VIII shall be (i) made by wire transfer of immediately available funds pursuant to written instructions provided by the party that is to receive payment pursuant to this Article VIII and (ii) bear interest from the Closing Date through the date of payment on the basis of the average daily rate of interest publicly announced by The Northern Trust in Chicago, Illinois from time to time as its base rate from the Closing Date to the date of such payment.

                                   ARTICLE IX
                          OTHER POST-CLOSING COVENANTS

     9.1 Post-Closing Accounting Cooperation. Until the later of five years
         -----------------------------------
following the Closing Date or the expiration of the applicable statute of limitations for any Tax filings by Seller, Seller and Buyer agree that Seller and/or its independent auditors shall have reasonable access during normal business hours, provided such access shall not interfere with the normal operations of the Business, to the Books and Records applicable to the period the Business was directly or indirectly owned by Seller and have the reasonable assistance and cooperation of the appropriate personnel of Buyer in the review of such Books and Records consistent with assistance and cooperation furnished during the period the Business was directly or indirectly owned by Seller.

     9.2 Transfer Taxes. Buyer shall pay any and all transfer, documentary,
         ---------------
stamp, excise or similar Taxes (including, without limitation, any real estate transfer or value-added Taxes) incurred in connection with the transactions contemplated by this Agreement, whether such Taxes are imposed on Buyer, Buyer's Affiliates, Seller, or Seller's Affiliates.

     9.3 Further Actions. Subject to the terms and conditions of this Agreement,
         ---------------
from and after the Closing, each of the parties hereto will use their reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

     9.4 Subsequent Access. Following the Closing, Buyer shall provide Seller
         -----------------
and its representatives and accountants reasonable access to personnel and records of Buyer relating to the Business to the extent Seller reasonably requests such access, provided such access shall not unreasonably interfere with the normal operations of the Business.

     9.5 Payment of Remainder of Stay Bonuses. Within 90 days following the
         ------------------------------------
Closing, Buyer shall pay to each Eligible Participant the remaining 67% of his or her Stay Bonus described in Schedule 5.3(d).

     9.6 Confidentiality. After the Closing Date, the following provisions of
         ---------------
this Section 9.6 will govern the confidentiality obligations between the parties.

     (a) By Seller. Seller and its Affiliates will not disclose any information
         ---------
which is confidential, proprietary or otherwise not publicly available ("Confidential Information") about (i) the Business, or (ii) Buyer and its
  ------------------------
Affiliates obtained while in the performance of this Agreement for a period of three (3) years following the Closing Date.

     (b) By Buyer. Buyer and its Affiliates will not disclose any Confidential
         --------
Information about Seller and its Affiliates obtained in the performance of the Agreement (other than with respect to the Business) for a period of three (3) years following the Closing Date.

     (c) Exceptions. The obligations provided for in this Section 9.6 will not
         -----------
apply to information which: (i) can be reasonably shown to have been in the possession of the party receiving the information as of the date of receipt;
(ii) is disclosed to the receiving party by a third party which has a legal right to make such disclosure; (iii) was in the public domain or generally available as of the date of disclosure through no fault of the receiving party or; (iv) which is required by law to be disclosed; or (v) with respect to Seller, relates to Stuart Hall or the Business and is legally required to be disclosed in the Form S-3 (or amendments thereto).

     9.7 Buyer's Financing.
         -----------------
     (a) Seller will use its reasonable best efforts to cause its accountants, Arthur Andersen LLP, to issue its consent to be filed as an exhibit to the resale registration statement on the applicable form to be filed with the Securities and Exchange Commission relating to the securities offered pursuant to the Rule 144A Offering (the "SEC Form").
                                --------
     (b) Seller will provide Buyer and its representatives and accountants reasonable access to the personnel and records of Seller for information about Stuart Hall and the Business legally required to be disclosed in the SEC Form (or amendments thereto).

     9.8 Nonsolicitation. Between the Closing Date and the date 18 months from
         ---------------
the date of the Closing Date, Seller shall not without the prior consent of Buyer (a) induce or attempt to induce any employee of the Business on the date hereof to leave the employ of the Business or (b) hire any person who was an employee of the Business on the date hereof, unless such person's employment was terminated by Stuart Hall or the Buyer for any reason after the Closing Date. The foregoing provisions do not apply to the ability of a Newell Co. division (other than Stuart Hall) to employ James J. Tiffany.

     9.9 Nonsolicitation. Between the Closing Date and the date 18 months from
         ---------------
the date of the Closing Date, Seller shall not without the prior consent of Buyer (a) induce or attempt to induce any employee of the Business on the date hereof to leave the employ of the Business or (b) hire any person who was an employee of the Business on the date hereof, unless such person's employment was terminated by Stuart Hall or the Buyer for any reason after the Closing Date. The foregoing provisions do not apply to the ability of a Newell Co. division (other than Stuart Hall) to employ James J. Tiffany.

                                   ARTICLE X
                                 MISCELLANEOUS


     10.1 Termination.
          -----------
     (a) General. This Agreement may be terminated and the transactions
         -------
contemplated hereby may be abandoned at any time, but not later than the Closing
Date:

               (i)  by mutual written consent of Buyer and Seller;

               (ii) subject to Section 10.1 (a)(iii), by Seller on or after the date 61 days (but no later than 89 days) after the date of this Agreement, if on such date (1) the conditions precedent to the obligations of Buyer set forth in Sections 5.1 and 5.2 (other than the condition precedent set forth in Section 5.1 (e)) ("Buyer's Condition") shall have been satisfied, and (2) Buyer is
         -----------------
       unable to pay the Purchase Price; provided that Seller has given Buyer 14 days' written notice that Buyer's Conditions have been satisfied or will be satisfied by the date 14 days from the date of such notice.

               (iii) by Seller or Buyer the date that is 90 days after the date of this Agreement, through no fault of the party seeking to terminate, the Closing shall not have occurred; or

               (iv) by Seller or Buyer, upon written notice to the other party, if any Governmental Authority of competent jurisdiction shall have issued an injunction, order or decree enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and such injunction, order or decree shall have become final and non-appealable; provided, however, that the party seeking to terminate this Agreement pursuant to this clause (iv) has used its reasonable best efforts to remove such injunction, order or decree.

     (b) Procedure Upon Termination. In the event of the termination and
         --------------------------
abandonment of this Agreement, written notice thereof shall promptly be given to the other party hereto and this Agreement shall terminate (subject to Section 10.1(c)) and the transactions contemplated hereby shall be abandoned without further action by any of the parties hereto.

     (c) Survival of Certain Provision. The respective obligations of the
         -----------------------------
parties hereto pursuant to Sections 9.6, 10.2, 10.3 and 10. 11 shall survive any termination of this Agreement.

         10.2 Fees and Expenses.
              -----------------
     (a) Whether or not the transactions contemplated hereby are consummated, each of the parties hereto shall pay its own fees and expenses incident to the negotiation, preparation and execution of this Agreement, including attorneys', accountants' and other advisors' fees; provided, however, that Buyer shall be responsible for the audit fees of Arthur Andersen LLP incurred in connection with this transaction (including, without limitation, any fees charged by Arthur Andersen LLP in connection with the audit performed in contemplation of the Rule 144A Offering, the comfort letter to be issued pursuant to Section 4.9(c) of this Agreement and the audit to be performed pursuant to Section 1.3(b)).

     (b) Notwithstanding the generality of Section 10.2(a), in the event Seller terminates this Agreement in accordance with Section 10.1(a)(ii), Buyer will pay Seller, at the open of business on the day immediately after termination, a termination fee of $6,000,000 by wire transfer in immediately available funds pursuant to written instructions provided by Seller. Buyer and Seller agree that such payment will constitute complete, reasonable and adequate payment of liquidated damages and will not constitute a penalty or forfeiture, because at the time of execution of this Agreement, the determination of the actual damages to Seller resulting from the actions requiring the payment of such liquidated damages would be impracticable or extremely difficult to ascertain.

     10.3 Notices. All notices, requests, demands, waivers and other
          -------
communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or by overnight courier with delivery charges prepaid, or sent by telecopy, as follows:

             (a) if to Seller

                 Newell Co.
                 One Millington Road
                 Beloit, Wisconsin 53511
                 Attention: William T. Alldredge
                 Facsimile No.: (608) 365-3453
                  with copies to:

                  Newell Co.
                  4000 Auburn Street
                  Rockford, Illinois 61101
                  Attention: Dale L. Matschullat
                  Facsimile No.: (815) 969-6106

                  and

                  Schiff Hardin & Waite
                  7300 Sears Tower
                  Chicago, Illinois 60606
                  Attention: Andrea L. Home
                  Facsimile No.: (312) 258-5600

              (b) if to Buyer

                  Pen-Tab Holdings, Inc.
                  167 Kelley Drive
                  Front Royal, VA 22630
                  Attention: Alan Hodes
                  Facsimile No.: (540) 622-2008

                  with a copy to:

                  Kirkland & Ellis
                  Citicorp Center
                  153 East 53rd Street
                  New York, New York 10022-4675
                  Attention: Kimberly P. Taylor
                  Facsimile No.: (212) 446-4900

or to such other person or address as either party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery.

     10.4 Entire Agreement. This Agreement (including the Exhibits and
          ----------------
Schedules, which are hereby fully incorporated into this Agreement), together with the Ancillary Agreements and the Confidentiality Agreement, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

     10.5 Binding Effect; Benefit. This Agreement shall inure to the benefit of
          -----------------------
and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     10.6 Assignability. This Agreement shall be binding upon and inure to the
          -------------
benefit of the parties hereto and their respective successors and assigns and shall not be assigned by either of the parties hereto without the prior written consent of the other party, except under the following conditions: (i) Seller may, at its election, assign this Agreement and its rights, interests and obligations hereunder to one or more of its Affiliates without the prior written approval of Buyer, in which case Seller will continue to be liable for the performance of its obligations under this Agreement; and (ii) Buyer may, at its election, assign this Agreement and its rights, interests and obligations hereunder to (A) one or more of its Affiliates, (B) to a subsequent purchaser of the Business, or (C) to Buyer's lenders for collateral purposes without the prior written approval of Seller, in which case Buyer will continue to be liable for the performance of its obligations under this Agreement.

     10.7 Amendment and Modification; Waiver. Subject to applicable law, this
          ----------------------------------
Agreement and any Schedule or Exhibit attached hereto may be amended, modified and supplemented by a written instrument expressly identified as an amendment hereto authorized and executed on behalf of Buyer and Seller at any time prior to the Closing Date with respect to any of the terms contained herein. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach. No failure on the part of either party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof. The remedies herein are cumulative and not exclusive of any remedies provided by law.

     10.8 Public Announcements. Unless otherwise required by law, prior to the
          --------------------
Closing Date, no news release or other public announcement pertaining to the transactions contemplated by this Agreement will be made by or on behalf, of any party without the prior approval of the other party.

     10.9 Interpretation.

     (a) Any reference to any Federal, state or local statute or law will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. When a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, such reference is to an Article, Section, Schedule or Exhibit of this Agreement, unless otherwise indicated. The table of contents contained in this Agreement is for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they will be understood be followed by the words "without limitation." Words (including defined terms) in the singular will be held to include the plural and vice versa words of one gender will be held to include the other genders as the context requires.

     (b) Any disclosure which should, based on the description included in a particular Schedule, be applicable to another Schedule to this Agreement shall be deemed to be made with respect to such other Schedule regardless of whether or not a specific cross reference is made thereto. Certain information set forth in the Schedules is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information in the Schedules shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by Seller in this Agreement or that it is material, nor shall such information be deemed to establish a standard of materiality.

     10.10 Counterparts. This Agreement may be executed in any number of
           ------------
Counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

     10.11 Applicable Law. This Agreement and the legal relations between the
           --------------
parties hereto shall be governed by and construed in accordance with the laws of the State of Illinois without regard to conflict of laws principles thereof, except that the Federal Arbitration Act, 9 U.S.C. Sections 1-16 will govern all questions relating to the arbitrability of any claim or dispute in connection with Section 1.3, and to the enforcement of the arbitration provisions contained in Section 1.3. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any Illinois state or Federal court sifting in the Northern District of Illinois, and the parties hereby consent to the jurisdiction of such courts in any such action or proceeding.

     10.12 Severability of Provisions. Any provision of this Agreement that is
           --------------------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent and only for the duration of such prohibition or enforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     10.13. Time is of the Essence. Each of the parties agrees that time is of
            ----------------------
the essence with respect to every date, every action and every delivery set forth herein.


                [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                   NEWELL CO.


                                   By: /s/ Dale L. Matschullat
                                      -----------------------------
                                   Name:  Dale L. Matschullat
                                   Title: Vice President

                                   PEN-TAB HOLDINGS, INC.


                                   By: /s/ Alan Hodes
                                      -----------------------------
                                   Name:  Alan Hodes
                                   Title: CEO

                       Defined Terms List
                       ------------------

1998 Balance Sheet .........................................      7
Accountants ................................................      2
Adjusted Purchase Price ....................................      1
Affiliate ..................................................      4
Affiliated Group ...........................................      7
Agreement ..................................................      1
Ancillary Agreements .......................................     22
Books and Records ..........................................      7
Business ...................................................      1
Business Contract ..........................................     10
Buyer ......................................................      1
Buyer's Condition ..........................................     31
Buyer's Letter .............................................      2
CERCLA .....................................................     13
Closing ....................................................      5
Closing Date ...............................................      5
Closing Net Working Capital ................................      1
Code .......................................................      7
Collective Bargaining Agreement ............................     10
Commitment Letters .........................................     16
Company Transaction ........................................     19
Confidential Information ...................................     30
Confidentiality Agreement ..................................     17
Consolidated Tax Returns ...................................     24
CPR ........................................................      3
Damages ....................................................     28
Dispute ....................................................      2
Eligible Participant .......................................     23
Employee ...................................................     27
Encumbrances ...............................................     14
Environmental Law ..........................................     13
Environmental Permits ......................................     13
Environmental Statutes .....................................     13
Final Closing Statement ....................................      2
Financial Statements .......................................      7
GAAP .......................................................      7
Governmental Authority .....................................      7
Hazardous Substance ........................................     13
HSR Act ....................................................     18
Income Taxes ...............................................     24
Indemnified Party ..........................................     28
Indemnifying Party .........................................     28
Intellectual Property ......................................     11
Intercompany Accounts.......................................      4
Kansas City Lease ..........................................     20

Law ........................................................      7
Leased Property ............................................     14
Leases .....................................................     14
Liens ......................................................     20
Material Adverse Effect ....................................      6
Net Intercompany Debt ......................................      5
Net Working Capital ........................................      1
Panel ......................................................      3
Peg Net Working Capital ....................................      1
Peg Statement ..............................................      1
Permitted Liens ............................................      9
Preliminary Closing Statement ..............................      2
Release ....................................................     13
Required Environmental Permits .............................     12
Rule 144A Offering .........................................     20
SEC Form ...................................................     31
Section 338(h)(10) Election ................................     25
Seller .....................................................      1
Seller's Knowledge .........................................      7
Seller's Letter ............................................      2
Seller's Refunds ...........................................     24
Stay Bonus .................................................     23
Stock ......................................................      1
Stock Purchase Price .......................................      1
Straddle Period ............................................     24
Stuart Hall ................................................      1
Subleases ..................................................     14
Tax Matters ................................................     26
Tax Returns ................................................      9
Taxes ......................................................      9
Transaction Agreements .....................................      6